                                                                   Exhibit 10.3a


                                LEASE AGREEMENT

                                BY AND BETWEEN


                         RESTON INVESTMENT PROPERTIES
                        ASSOCIATES LIMITED PARTNERSHIP


                                      AND

                         ST. ANTHONY PUBLISHING, INC.
                                      AND
                      ST. ANTHONY CONSULTING GROUP, INC.

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----
ARTICLE I
     DEFINITIONS...............................................................1
ARTICLE II
     PREMISES..................................................................2
ARTICLE III
     TERM......................................................................8
ARTICLE IV
     BASE RENT................................................................14
ARTICLE V
     OPERATING CHARGES........................................................15
ARTICLE VI
     USE OF PREMISES..........................................................18
ARTICLE VII
     ASSIGNMENT AND SUBLETTING................................................20
ARTICLE VIII
     MAINTENANCE AND REPAIRS..................................................22
ARTICLE IX
     ALTERATIONS..............................................................24
ARTICLE X
     SIGNS....................................................................25
ARTICLE XI
     SECURITY DEPOSIT.........................................................26
ARTICLE XII
     HOLDING OVER.............................................................27
ARTICLE XIII
     INSURANCE................................................................27
ARTICLE XIV
     SERVICES AND UTILITIES...................................................29
ARTICLE XV
     LIABILITY OF LANDLORD....................................................31
ARTICLE XVI
     RULES....................................................................32
ARTICLE XVII
     DAMAGE OR DESTRUCTION....................................................32
ARTICLE XVIII
     CONDEMNATION.............................................................34
ARTICLE XIX
     DEFAULT..................................................................35
ARTICLE XX
     BANKRUPTCY...............................................................38
ARTICLE XXI
     SUBORDINATION............................................................39
ARTICLE XXII
     COVENANTS OF LANDLORD....................................................40
ARTICLE XXIII
     GENERAL PROVISIONS.......................................................41
ARTICLE XXIV
     PARKING..................................................................44

EXHIBIT A -- Plan Showing Premises
EXHIBIT B -- Work Agreement
EXHIBIT C -- Form of Certificate Affirming
             Lease Commencement Date
EXHIBIT D -- Rules
EXHIBIT E -- Measurement of Rentable Area
EXHIBIT F -- First Refusal Space
EXHIBIT G -- Subordination of Mortgage Agreement
EXHIBIT H -- Janitorial Specifications
EXHIBIT I -- Reserved Parking Spaces
EXHIBIT J -- Lien Subordination

                                LEASE AGREEMENT
                                ---------------

     THIS LEASE AGREEMENT (this "Lease") is dated as of March 18, 1994 by and between RESTON INVESTMENT PROPERTIES ASSOCIATES LIMITED PARTNERSHIP, a ("Landlord"), and ST. ANTHONY PUBLISHING, INC., a Delaware corporation and ST. ANTHONY CONSULTING GROUP, INC., a Delaware corporation (collectively, "Tenant").

                                   ARTICLE I
                                   ---------
                                  DEFINITIONS
                                  -----------

     1.1 Building: a two (2) story office building containing sixty-two thousand six hundred ten (62,610) square feet of rentable area, located on certain land (the "Land") at 11410 Isaac Newton Square, Reston, Virginia, together with related parking areas and facilities (whether in or near the Building), roadways and driveways and other amenities.

     1.2 Premises: thirty-nine thousand three hundred fifty-nine (39,359) square feet of rentable area, which is comprised of eight thousand fifty-four (8,054) square feet of rentable area located on the first (1st) floor of the Building and thirty-one thousand three hundred five (31,305) square feet of rentable area located on the second (2nd) floor of the Building, all as outlined on Exhibit A attached hereto.

     1.3  Tenant's Proportionate Share: 62.86%.

     1.4  Lease Term: Seventy-two (72) months.

     1.5  Anticipated Occupancy Date: May 6, 1994.

     1.6 Base Rent and Base Rent Rate: four hundred twelve thousand eighty-eight dollars and seventy-six cents ($412,088.76) for the first Lease Year (which amount is based on a base rent rate of ten dollars and forty-seven cents ($10.47) per square foot of rentable area), divided into twelve (12) equal monthly installments of $34,340.73 for the first Lease Year.

     1.7  Intentionally Deleted.

     1.8  Security Deposit: eighty thousand dollars ($80,000.00).

     1.9  Broker(s): Zell Partners, Ltd. and CB Commercial Real Estate Group,
Inc.

     1.10 Tenant Address for Notices: 500 Montgomery Street, Suite 700, Alexandria, Virginia 22314 (Attn: John Lawson), until Tenant has commenced beneficial use of the Premises, and the Premises (Attn: John Lawson) after Tenant has commenced beneficial use of the Premises.

     1.11 Complex: that complex (of which the Building is a part) known as Isaac Newton Square (including the buildings located at 1916-1924, 1925, 1930, 1943, 11410, 11411-11415 and 11440 Isaac Newton Square), and including all easements, rights and appurtenances thereto (including private streets, storm detention facilities and other service facilities).

     1.12  Guarantor(s): None.

     1.13 Landlord Address for Notices: c/o The Mark Winkler Company, 4900 Seminary Road, Suite 900, Alexandria, Virginia 22311.

     1.14  Parking Permits: one hundred thirty-seven (137), of which fifteen
(15) shall be for reserved spaces, as more particularly described in Article
XXIV.

                                  ARTICLE II
                                  ----------
                                   PREMISES
                                   --------

     2.1 Tenant leases the Premises from Landlord upon the terms stated herein. Provided that an Event of Default is not continuing hereunder. Tenant shall have the right to quietly enjoy and occupy the Premises. Tenant will have the non-exclusive right to use for their intended purpose the areas of the Building designated by Landlord from time to time as common and public space. Except as required by law, Landlord shall not reduce or materially adversely alter such common areas in a manner that would materially adversely affect Tenant's access to the Premises.

     2.2 The standard of measurement set forth on Exhibit E attached hereto governs and controls all calculations in this Lease relating to the rentable area of the Premises. In no event shall any core facilities be counted twice in computing rentable area pursuant to Exhibit E. Tenant shall have the right to have the rentable area of the Premises remeasured (using the method of measurement described in Exhibit E attached hereto) within thirty (30) days after the Lease Commencement Date by an architect who shall be licensed in the Commonwealth of Virginia, has at least ten (10) years experience and is recognized within the field as being reputable and ethical (a "Qualified Architect"), provided that Tenant notifies Landlord thereof in writing within thirty (30) days after the Lease Commencement Date. If Tenant's architect disputes the rentable area of the Premises described in Section 1.2 hereinabove and Landlord's architect does not agree with such determination, then Tenant's architect and Landlord's architect shall together appoint a third Qualified Architect to remeasure the Premises (using the method of measurement described in Exhibit E attached hereto) and such architect's determination of the rentable area of the Premises shall be final and conclusive. If the number of rentable square feet of the Premises as finally determined by the remeasuring process described above is different than the number of rentable square feet of the Premises described in Section 1.2 above, then Landlord and Tenant shall promptly enter into an amendment to this Lease incorporating the appropriate changes. If Tenant fails to notify Landlord in writing of its intention to remeasure the space within the thirty (30) day period described above, then the number of rentable square feet of the Premises described in Section 1.2 above shall be final and conclusive. Landlord and Tenant shall each bear the cost of its architect and shall share equally the cost of the third architect; provided, however, that if the number of rentable square feet of the Premises as finally determined by the remeasuring process described above is more than five percent (5%) less than the number of rentable square feet of the Premises described in
Section 1.2 hereinabove, then Landlord shall bear the reasonable cost of Tenant's architect.

     2.3 Tenant shall have a first right of refusal to lease the balance of the space in the quadrant occupied by Tenant on the first (1st) floor of the Building (the "First Quadrant"), which space is comprised of approximately eight thousand (8,000) rentable square feet and is more particularly shown on Exhibit F attached hereto, on the following terms and conditions:

               (1) If at any time during the initial Lease Term Landlord has a prospect for the leasing of all or any part of the space on the first floor of the Building, provided that (i) such prospect is not an affiliate of Landlord or The Mark Winkler Company, (ii) such prospect has toured such space, (iii) a bona fide proposal has been delivered either by Landlord or the prospect to the other party (the "Proposal"), provided that if the Proposal was delivered by Landlord to the Prospect, then the prospect shall have provided an expression of interest to Landlord related thereto, (iv) the Proposal includes a proposed commencement date and a proposed term for the leasing of such space, and (v) the space covered by such Proposal includes any portion of the space in the First Quadrant, then Tenant shall have the right to lease the space identified in such Proposal (the "First Refusal Space") and Landlord shall provide written notice thereof to Tenant ("Landlord's Notice"), which notice shall specify the proposed term, the proposed commencement date and the proposed number of rentable square feet to be leased by such prospect, as such terms are provided in the Proposal; provided, however, that if the Landlord's Notice is provided to Tenant after the end of the second Lease Year, then Landlord shall simultaneously deliver a copy of the Proposal to Tenant. Tenant shall have a period of ten (10) days after receipt of Landlord's Notice to notify Landlord in writing of its intention to lease the First Refusal Space identified in Landlord's Notice. Notwithstanding anything in the preceding two sentences to the contrary, if the Landlord Notice is delivered to Tenant prior to the end of the second (2nd) Lease Year and the First Refusal Space identified in the Landlord Notice includes space both inside and outside of the First Quadrant, then Tenant may, in lieu of electing to lease all of the space identified in Landlord's Notice, elect to lease only the greater of (a) the available space in the First Quadrant or (b) a total of eight thousand (8,000) rentable square feet (including all available space in the First Quadrant and the appropriate amount of space in the Second Quadrant), provided that Tenant specifies such intention in writing with Tenant's notice described in the immediately preceding sentence. If Landlord does not timely receive such notice from Tenant, then Tenant's rights under this Section with respect to the identified prospect or any affiliate thereof shall lapse and be of no further force or effect if Landlord enters into a lease with such prospect within nine (9) months from the date of the Landlord's Notice on terms that in the aggregate do not have a net present value that is greater that ten percent (10%) more favorable to the prospect than the terms described in the Proposal. If Tenant timely elects to lease such space, then such lease shall be upon and subject to the terms set forth in subparagraph (2) below.

               (2) If any First Refusal Space is leased to Tenant, the number of rentable square feet and the location of such First Refusal Space shall be as provided in

          Landlord's Notice (except as specifically provided otherwise pursuant to Section 2.3 (1) above). If any First Refusal Space is leased to Tenant, the term of the Lease for such First Refusal Space shall be conterminous with the Lease Term; provided, however, that, except with respect to First Refusal Space in the First Quadrant covered by a Landlord Notice delivered prior to the end of the Second (2nd) Lease Year, if the term described in the Proposal would extend beyond the end of the Lease Term, then Tenant shall have the Option to either (i) lease the First Refusal Space for the term described in the Proposal or (ii) exercise its option to renew the Lease pursuant to Section 3.6 for a renewal period equal to the greater of (a) three (3) years or (b) the length of time necessary to extend the Lease Term to expire on the fifth (5th) anniversary of the commencement date of the term of the Lease for the First Refusal Space. In the event that the Lease Term is renewed pursuant to the preceding sentence, Landlord and Tenant agree that the rental terms for the leasing of the Premises during any such Renewal Terms shall be determined pursuant to the process described in Section 3.6 below and that such process shall not be commenced until one (1) year prior to the expiration date of the initial six (6) year Lease Term (provided that if the Landlord's Notice is delivered after the end of the second (2nd) Lease Year the rental terms for the First Refusal Space during any such Renewal Term shall continue to be as provided in the Proposal and not redetermined pursuant to the process described in Section 3.6). If Tenant renews the Lease pursuant to this provision for a period in excess of three (3) years, then the length of the Second Renewal Term (as defined in Section 3.6 below) shall be reduced by the number of months by which such First Renewal Term exceeds three (3) years, it being understood that in no event shall Tenant's right to renew the Lease pursuant to
          Section 3.6 (as modified by this Section) be construed to extend for more than six (6) years beyond the initial six
          (6) year Lease Term. If Landlord's Notice with respect to the applicable Proposal is delivered prior to the end of the second Lease Year, then the initial Base Rent Rate for such First Refusal Space shall be the same as the Base Rent Rate for the remainder of the Premises as of the date of Tenant's occupancy of such First Refusal Space (without taking into account any abatements that may be applicable to the remainder of the Premises, except that if the term of the lease for any First Refusal Space commences within three (3) months after the Lease Commencement Date, then Tenant shall receive an abatement equal to the number of days prior to the end of such three (3) month period that the term of the Lease for such First Refusal Space actually commences). Tenant shall be responsible for all costs of building out the First Refusal Space, including but not limited to all permitting costs, all planning costs, all design costs, the cost of installing any such work in the First Refusal Space and Landlord's construction management fee of 5%. Notwithstanding the foregoing, Landlord shall provide Tenant with a construction allowance for such First Refusal Space equal to five dollars ($5.00) per rentable square foot of such First Refusal Space; provided, however, that if the term of the lease for such First Refusal Space is less than six (6) years, then the construction allowance for such First Refusal Space shall be reduced to a number determined by multiplying the full construction allowance by a fraction, the numerator of which shall be equal to the number of full calendar months of the term of the lease for the First Refusal Space and the denominator of which shall be equal to 72. If Landlord's notice with respect to the applicable proposal is delivered at any time after the end of the second Lease Year, then the initial Base Rent Rate and the construction allowance to be provided by Landlord for the First Refusal Space shall be the same as such terms are provided in the Proposal. All other terms of the leasing of the First Refusal Space shall be the same as the terms of this Lease. If Tenant timely and validly exercises its right to lease the First Refusal Space, then Landlord and Tenant shall promptly enter into a lease (or an amendment to this Lease) reflecting such terms, which amendment shall contain (among other things) a provision requiring Landlord and Tenant to proceed diligently and in good faith to undertake any and all activities necessary or appropriate to insure that Tenant's occupancy of the First Refusal Space occurs as soon as practicable after Tenant's exercise of its rights pursuant to this Section.

               (3) Tenant's rights under this Section are subject and subordinate to Landlord's right to renew expiring leases pursuant to rights contained in such leases or pursuant to the mutual agreement of Landlord and tenants under such leases.

               (4) If an Event of Default exists under this Lease on the date of Landlord's Notice or at any time thereafter prior to the date any First Refusal Space is occupied by Tenant or if there exists a material adverse change in Tenant's financial condition or liquidity from the financial condition and liquidity of Tenant as the date of Tenant's execution of this Lease that in Landlord's reasonable opinion could impair Tenant's ability to meet its obligations under this Lease, then, at Landlord's option, Tenant's rights pursuant to this Section shall lapse and be of no further force or effect.

               (5) Tenant's rights under this Section may be exercised only by Tenant and Permitted Transferees (as defined in Section 7.5), and may not be exercised by any other transferee, sublessee or assignee of Tenant.

               (6) If at any time thirty percent (30%) or more of the square feet of rentable area of the Premises has been terminated, sub-leased or assigned other than to Permitted Transferees, then Tenant's rights pursuant to this Section shall lapse and be of no further force or effect.

               (7) Except as specifically provided otherwise pursuant to Section 2.3(i) above, Tenant shall have no right to lease less than the entire First Refusal Space identified in Landlord's Notice. Tenant shall have the right to lease more than the entire First Refusal Space so identified if such additional space is then available and, in Landlord's reasonable judgment, the remaining space in the Quadrant of the first (1st) floor where such additional space is located is readily marketable as a separate suite (or suites) at similar rents and terms to those Landlords is then obtaining for other space in the Complex. If Tenant duly elects to lease more than the entire First Refusal Space so identified, then the terms and conditions of the leasing of any such additional space shall be agreed upon by Landlord and Tenant. If Landlord and Tenant are unable to agree on the terms and conditions for the leasing of such additional space, then Tenant shall not be obligated to lease such additional space, but shall remain obligated to lease the First Refusal Space in accordance with the terms of this Section.

               (8) If the term of the First Refusal Space is coterminous with the Lease Term or expires on a date between the expiration of the Lease Term and the date the Renewal Term would expire if Tenant exercised its rights pursuant to
          Section 3.6, of the Lease, then if Tenant renews the Lease pursuant to such Section 3.6, Tenant shall be obligated to extend the term of the lease for the First Refusal Space to be coterminous with the Renewal Term. During the extended term the Base Rent Rate for the First Refusal Space shall be equal to the then-current Base Rent Rate for the balance of the Premises.

               (9) If Tenant leases any First Refusal Space pursuant to this Section, then Tenant shall be allotted, at no charge, three and one-half (3.5) Parking Permits per each one thousand (1,000) rentable square feet of such First Refusal Space, which Parking Permits shall be subject to the terms of Article XXIV.

               (10) If Tenant leases any First Refusal Space pursuant to this Section, then, if Tenant notifies Landlord thereof in writing within thirty (30) days after the commencement of the term of the lease for such First Refusal Space, Tenant may confirm the number of rentable square feet of the First Refusal Space in accordance with the procedure described in Section 2.2 above.

     2.4 If Tenant leases any portion of the First Quadrant pursuant to the terms of Section 2.3 hereinabove, then Tenant shall have a first right of refusal to lease a portion of the space in the quadrant not occupied by Tenant on the first (1st) floor of the Building (the "Second Quadrant"), which Second Quadrant is comprised of a total of approximately sixteen thousand (16,000) rentable square feet. Tenant's first right of refusal with respect to the Second Quadrant shall be in effect if the consumation of a proposed lease to a prospect for space on the first floor of the Building would result in the number of rentable square feet available in the Second Quadrant being reduced to less than Tenant's Minimum Second Quadrant Space (as herein defined). The amount of "Tenant's Minimum Second Quadrant
Space" shall be equal at any time to the number of rentable square feet of space previously leased by Tenant in the First Quadrant pursuant to Section 2.3 hereinabove. Tenant's rights of first refusal with respect to space in the Second Quadrant shall be in the following terms and conditions:

               (1) If at any time during the initial Lease Term Landlord has a prospect for the leasing of all or any part of the space on the first floor of the Building, provided that (i) such prospect is not an affiliate of Landlord or The Mark Winkler Company, (ii) such prospect has toured such space, (iii) a Proposal has been delivered either by landlord or the prospect to the other party, provided that if the Proposal was delivered by Landlord to the Prospect, then the Prospect shall have provided an expression of interest to Landlord related thereto, (iv) the Proposal includes a proposed commencement date and a proposed term for the leasing of such space and (v) as a result of a lease being entered into with such prospect based on such Proposal less than the Tenant's Minimum Second Quadrant Space would remain unleased in the Second Quadrant, then Tenant shall have the right to lease the space identified in such Proposal (the "Additional First Refusal Space") and Landlord shall provide a Landlord's Notice to Tenant, which notice shall specify the location of the Additional First Refusal Space available to Tenant; provided, however, that if the Landlord's Notice is provided to Tenant after the end of the second Lease Year, then Landlord shall simultaneously deliver a copy of the Proposal to Tenant. Tenant shall have a period of ten (10) days after receipt of Landlord's Notice to notify Landlord in writing of its intention to lease the Additional First Refusal Space identified in Landlord's Notice. If Landlord does not timely receive such notice from Tenant, then Tenant's rights under this Section with respect to the identified prospect or any affiliate thereof shall lapse and be of no further force or effect if Landlord enters into a lease with such prospect within nine (9) months from the date of the Landlord's Notice on terms that in the aggregate do not have a net present value that is greater than ten percent (10%) more favorable to the prospect than the terms provided in the Proposal. If the Tenant timely elects to lease such space, then such lease shall be upon and subject to the terms set forth in subparagraph (2) below.

               (2) The terms of subsections (2)-(10) of Section 2.3 above shall apply to the Additional First Refusal Space as if they were fully stated in this Section 2.4; provided, however, that notwithstanding anything in Section 2.3 to the contrary, in no event shall Tenant be permitted to lease less than the entire Additional First Refusal Space identified in Landlord's Notice.

               (3) Landlord shall have the absolute right to lease any portion of the Second Quadrant at any time without providing Tenant a first refusal right as long as the leasing of such space would not reduce the available number of rentable square feet in the Second Quadrant to less than the Tenant's Minimum Second Quadrant Space.

                                  ARTICLE III
                                  -----------
                                     TERM
                                     ----

     3.1 The terms and conditions of this Lease shall be effective from the date of execution of this Lease by Landlord and Tenant. The Lease Term shall Commencement Date specified in Section 3.2 hereinbelow. If the Lease Commencement Date is not the first day of a month, then the Lease Term shall be the period set forth in Section 1.4 hereinabove plus the partial month in which the Lease Commencement Date occurs. The Lease Term shall also include any properly exercised renewal or extension of the term of this lease.

     3.2 (a) The Lease Commencement Date shall be the earlier of the date (i) the work and materials to be provided by Landlord pursuant to Exhibit B attached hereto are substantially complete, as determined pursuant to Section 3.2(b) hereinbelow, or (ii) Tenant commences beneficial use of the Premises, as determined pursuant to Section 3.2(c) hereinbelow.

          (b) The Premises shall be deemed to be substantially complete when the work and materials to be provided by Landlord pursuant to Exhibit B attached hereto (except for items of work and adjustment of equipment and fixtures that can be completed after the Premises are occupied without causing substantial interference with Tenant's use of the Premises (i.e., the "punch list" items)) have been completed, as determined by Landlord, and Landlord has obtained all required permits in connection with the Initial Improvements (as defined in Exhibit B) being installed in the premises by Landlord. The date of substantial completion determined by Landlord shall be final and conclusive unless Tenant notifies Landlord in writing, within five (5) days after such date, that Tenant disputes the date of substantial completion. If Tenant sends such notice, then, within five (5) days after Landlord's receipt of such notice, Landlord's architect shall reasonably determine the date of substantial completion. Notwithstanding the preceding sentence, if Landlord shall be delayed in completing the work and materials to be provided pursuant to Exhibit B as a result of (1) Tenant's failure to comply with any of its duties and obligations hereunder or with any deadlines specified in Exhibit B. (2) except to the extent necessary to comply with applicable codes, Tenant's request for modifications to plans or working drawings subsequent to the date such plans or working drawings are approved by Tenant, (3) Tenant's failure to pay when due any amount required pursuant to Exhibit B, (4) Tenant's request for materials, finishes or installations not reasonably deemed by Landlord's contractor to be available off the shelf, provided that Landlord has notified Tenant that such materials, finishes or installations are not available off the shelf prior to placing a firm order for any such material, finish or installation and Tenant has not withdrawn the request for any such material, finish or installation within two (2) business days after receiving such notice from Landlord, (5) Tenant's installation of modular furniture or (6) the performance of any work by any person or firm employed or retained by Tenant, then for purposes of determining the Lease Commencement Date, the work and materials to be provided pursuant to Exhibit B shall be deemed to have been substantially complete on the date that Landlord determines in its reasonable judgment that such work and materials would have been substantially complete if such delay(s) had not occurred. The determination by Landlord of the date such work and materials would have been substantially complete absent such delay(s) shall be final and conclusive unless Tenant notifies Landlord in writing within five (5) days after such date that Tenant disputes such date. If Tenant timely sends such notice, then, within five (5) days after Landlord's receipt of such notice, Landlord's architect shall reasonably determine the date such work and materials would have been substantially complete absent such delay(s).

          (c) Tenant shall be deemed to have commenced beneficial use of the premises when Tenant begins to move furniture, furnishings, inventory, equipment or trade fixtures into the Premises or any portion thereof (other than in accordance with Paragraph 9 of Exhibit B).

          (d) If the Lease Commencement Date is not the Anticipated Occupancy Date, then, promptly after the Lease Commencement Date is ascertained, Landlord shall provide Tenant with a certificate (in the form of Exhibit C attached hereto) confirming such date.

     3.3 (a) It is presently anticipated that the Premises will be delivered to Tenant on or about the Anticipated Occupancy Date. If Landlord does not complete construction and deliver possession of the Premises by such date, then Landlord shall not have any liability whatsoever, and this Lease shall not be rendered voidable on account thereof, except as otherwise provided in Sections
3.3 (b) and (c) below.

          (b) If the Lease Commencement Date does not occur on or before May 23, 1994 (as such date may be extended as hereinbelow described, the "Penalty Date"), then Landlord agrees to provide Tenant an abatement of Base Rent (the "Additional Rent Abatement") equal to one day (based on the Base Rent payable during the first Lease Year) for each day commencing on the Penalty Date and continuing to (but not including) the Lease Commencement Date (or the date of termination of this Lease if Tenant terminates in accordance with Section 3.3
(c) below), provided, however, that if the Lease Commencement Date does not occur on or before June 15, 1994 (as such date may be extended, the "Additional Penalty Date"), then the Additional Rent Abatement shall be increased by two days for each day commencing on the day after the Additional Penalty Date and continuing to (but not including) the Lease Commencement Date (or the date of termination of this Lease if Tenant terminates in accordance with Section 3.3
(c) below). In the event of any delay in Landlord's delivery of the Premises because of the wrongful acts or omissions of Tenant (including, without limitation, the factors or causes described in clauses (1) through (6) of
Section 3.2 (b)), the Penalty Date and the Additional Penalty Date shall each be automatically extended for a period equal to the period of such delay. In addition, if this Lease has not been executed by Tenant and delivered to Landlord in form satisfactory to Landlord by March 15, 1994, then the Penalty Date and the Additional Penalty Date shall each be extended by the number of days after March 15, 1994 until this Lease is executed by Tenant and delivered to landlord in form satisfactory to Landlord. If Tenant is entitled to any Additional Rent Abatement pursuant to this Section 3.3 (b), then the total amount of such Additional Rent Abatement shall be amortized over the course of the Lease Term using a nine percent (9%) amortizing factor and the monthly installments of Base Rent shall be reduced accordingly.

          (c) If the Lease Commencement Date does not occur on or before June 15, 1994 (as such date may be extended as hereinbelow described, the "Outside Date"), then Tenant shall have the option to notify Landlord of its intent to cancel this Lease by written notice delivered to Landlord. If Tenant provides such notice, than Landlord shall have thirty (30) days from receipt thereof to deliver the Premises. If Landlord fails to deliver the Premises pursuant to the terms hereof within such thirty (30) day period, then this Lease shall be deemed terminated and the parties hereto shall have no further liability to each other. In the event of any delay in Landlord's delivery of the Premises because of any of the factors or causes described in Section 23.20 hereinbelow that are beyond Landlord's reasonable control (it being understood that Landlord shall use its best efforts to obtain the permits necessary for the construction of the Initial Improvements as quickly as practicable after execution hereof) or the wrongful acts or omissions of Tenant (including, without limitation, the factors or causes described in clauses (1) through (6) of Section 3.2 (b)), Tenant's option to cancel this Lease shall be postponed for the period of such delay and the Outside Date (or cure period, as applicable) shall be automatically extended for a period equal to the period of such delay. In addition, if this Lease has not been executed by Tenant and delivered to Landlord in form satisfactory to Landlord by March 15, 1994, Tenant's option to cancel this Lease shall be postponed and the Outside Date automatically extended by the number of days after March 15, 1994 until this Lease is executed by Tenant and delivered to Landlord in form satisfactory to Landlord.

     3.4 Lease Year shall mean a period of twelve (12) consecutive months commencing on the Lease Commencement Date and each successive twelve (12) month period thereafter; provided, however, that if the Lease Commencement Date is not the first day of a month, then the second Lease Year shall commence on the first day of the month after the month in which the first anniversary of the Lease Commencement Date occurs.

     3.5 Tenant shall have the right to terminate this Lease only as of the last day of each of the thirty-sixth (36th), the forty-eighth (48th) or the sixtieth (60th) full calendar month of the Lease Term (each, a "Termination Date") by timely notifying Landlord in writing of its intention to exercise such right at least two hundred forty (240) days prior to the applicable Termination Date (each, a "Termination Notice"), provided that an Event of Default does not exist hereunder as of the date Tenant provides the Termination Notice or at any time thereafter prior to such Termination Date and either (i) Tenant and all of its related entities (including, without limitation, all affiliates, subsidiaries, parent corporations or successors due to merger or otherwise) permanently relocate all of their offices and other facilities (other than a maximum of 2,000 rentable square feet) to locations outside of Maryland, Washington, D.C. and Virginia, or (ii) Tenant has previously requested in writing 8,000 or more rentable square feet of expansion space from landlord (an

"Expansion Notice") and Landlord has been unable, within the six (6) month period after receipt of any such request, to make available to Tenant an amount of space in the Complex equal to at least ninety percent (90%) of the number of rentable square feet of expansion space requested by Tenant, provided, however, that Landlord shall notify Tenant at an earlier date if Landlord believes at such earlier date that it will not be possible for Landlord to accommodate Tenant's needs. Tenant's Termination Notice shall specify whether Tenant is terminating pursuant to subparagraph (i) or (ii) above. Notwithstanding anything in subparagraph (i) above to the contrary, Tenant shall have the right to terminate this Lease pursuant to Subsection (i) above if Tenant has been purchased by another entity and such entity permanently relocates Tenant's offices and other facilities in accordance with subsection (i) even if such entity does not move its other operations from Maryland, Washington, D.C. and Virginia, provided that for purposes of this section Tenant's operations shall be deemed to include but not be limited to publishing, consulting and education, a principal focus of each is ICD-9, ICD-10 or CPT coding, or payment or reimbursement optimization which respect to such coding (which Tenant represents is descriptive of Tenant's current business operations), and provided further that such entity shall provide satisfactory evidence that none of Tenant's operations have been moved to other locations of the entity within Maryland, Washington, D.C. or Virginia. If Tenant is offered any additional space pursuant to Section 2.3 or 2.4 and Tenant fails to lease such space, then Tenant shall not have the right to exercise its termination right pursuant to subsection (ii) above for the full one (1) year period from the date Landlord offered such additional space to Tenant. If Tenant's Termination Notice specifies subparagraph (ii) as Tenant's basis for terminating the Lease, then Tenant's right to terminate shall automatically be nullified if Landlord makes available to Tenant an amount of space in the Complex equal to at least the number of square feet requested by Tenant pursuant to the Expansion Notice within three
(3) months after Landlord's receipt of the Termination Notice. Tenant shall not have the right to terminate the Lease pursuant to subparagraph (ii) above unless Tenant exercises such termination right with respect to the first Termination Date following Landlord's failure to satisfy the terms of subparagraph (ii) above. If Tenant timely and validly exercises its termination right pursuant to this Section, then Tenant shall pay Landlord a termination payment equal to (x) $6.50 per rentable square foot of the Premises if Tenant terminates this Lease as of the end of the thirty-sixth (36th) full calendar month of the Lease Term,
(y) $4.50 per rentable square foot of the Premises if Tenant terminates this Lease as of the end of the forty-eighth (48th) full calendar month of the Lease Term and (z) $2.25 per rentable square foot of the Premises if Tenant terminates this Lease as of the sixtieth (60th) full calendar month of the Lease Term, which termination payment shall be payable concurrently with Tenant's Termination Notice, provided, however, that, if Tenant so elects, Tenant may deliver such termination payment into escrow with an escrow agent who is mutually agreed upon by Landlord and Tenant, and such escrow agent shall be instructed to deliver the termination payment to Landlord on the date that Tenant's termination right becomes final or to return the termination payment to Tenant if Tenant's termination option is nullified. Such termination payment shall be in addition to, and not in lieu of, the rental payments and other charges due hereunder through the Termination Date, and it is understood by the parties hereto that such termination payment shall be deemed to be recapture of inducements provided to Tenant to enter into this Lease and other costs and expenses incurred or suffered by Landlord in connection with this Lease. If Tenant does not timely deliver the Termination Notice and timely make the termination payment in accordance with the terms of this Section (time being of the essence), then Tenant's right to terminate this Lease with respect to the applicable Termination Date pursuant to this Section shall immediately lapse and be of no further force or effect. If Tenant timely provides both the Termination Notice and the termination payment to Landlord but fails to vacate the premises completely and in the condition required pursuant to the terms of this Lease by the applicable Termination Date, then at Landlord's option Tenant shall be treated as a holdover tenant subject to the terms of Article XII) of this Lease. If (1) Tenant terminates this Lease pursuant to subparagraph (i) above and fails to enter into the lease (s) outside of Maryland, Virginia and Washington, D.C. for the space to which Tenant will move its offices and other facilities within one hundred eights (180) days after the date of Tenant's Termination Notice (and provide written notice thereof to Landlord) and completely move all of Tenant's offices and other facilities (and those of Tenant's affiliates, subsidiaries, parent corporations and successors due to merger or otherwise) outside of Maryland, Virginia and Washington, D.C. within ninety (90) days after the applicable Termination Date (and provide written notice thereof to landlord), or (2) Tenant terminates this Lease pursuant to subparagraph (ii) above and fails to lease at least an additional amount of space equal to the total rentable area of the Premises immediately prior to the Termination Date plus the amount of space specified in the Expansion Notice in a single location within one hundred eighty (180) days after the date of Tenant's Termination Notice (and provide written notice thereof to Landlord), then, in either such event, at Landlord's option, either (I) Tenant's right to terminate this Lease pursuant to this Section shall be nullified and of no further force or effect, or (II) Tenant shall immediately be liable to Landlord for an amount equal to the total Base Rent and additional rent that would have been payable from the Termination Date through the end of the Lease Term (in addition to the termination payment previously paid by Tenant). The right to terminate this Lease in accordance with this Section is personal to St. Anthony Publishing, Inc. and Permitted Transferees and may not be exercised by any other transferee or assignee of St. Anthony Publishing, Inc.

     3.6 Landlord hereby grants to Tenant the conditional right exercisable at Tenant's option, to renew the term of this Lease for two (2) terms of three (3) years. If exercised, and if the conditions applicable thereto have been satisfied, the first renewal term (the "First Renewal Term") shall commence immediately following the end of the initial Lease Term of this Lease and the second renewal term (the "Second Renewal Term") shall commence immediately following the end of the First Renewal Term. The rights of renewal herein granted to Tenant shall be subject to, and shall be exercised in accordance with, the following terms and conditions:

          (a) Tenant shall exercise its right of renewal with respect to a Renewal Term by giving Landlord written notice thereof not earlier than three hundred sixty (360) days (except as specifically provided otherwise pursuant to Section 2.3 (2) hereinabove) nor later than two hundred forty (240) days prior to the expiration of the then-current term of this Lease (a "Renewal Notice"). The parties shall have thirty (30) days after Landlord's timely receipt of the Renewal Notice in which to agree on the existing "market rate" base rent, escalation factor, parking charge (if customary for the buildings owned by Landlord in the complex at that time) and additional rent (collectively, the "Market Rent"). Among the factors to be considered by the parties during such negotiations shall be (i) the general office rental market in Northern Virginia,
(ii) the rental rates then being offered by Landlord to comparable tenants for comparable space in the Building and in buildings similar to the Building (including any premium quoted by Landlord for enhanced views and marketability on higher floors), (iii) rent abatements, concessions and buildout allowances then prevalent in the Northern Virginia Marketplace for renewal tenants and (iv) the condition that the base year for Operating Charges during such Renewal Term shall be the calendar year in which such Renewal Term commences. If, based upon the above factors, Landlord and Tenant are able to agree on the Market Rent, then the base rent, escalation factor, parking charge and additional rent which shall be payable during a Renewal Term shall be such Market Rent; provided, however, that the base rent and parking charges payable shall be ninety-five percent (95%) of the base rent and parking charges components of such Market Rent. In no event, however, shall Landlord be under any obligation to agree to a base rent, escalation factor, parking charge or additional rent for a Renewal Term which is less than the Base Rent, escalation factor, parking charge or additional rent in effect under this Lease during the Lease Year immediately preceding the commencement of such Renewal Term (the "Then-Current Rent"). Notwithstanding the foregoing sentence, if during such thirty (30) day period Landlord determines, in its reasonable discretion, that the Market Rent is lower than the Then-Current Rent and that Landlord would be willing to lease the Premises to a tenant substantially comparable to Tenant for a three (3) year term commencing at the time of the expiration of the then-current Lease Term on the terms and conditions herein set forth (taking into account that the base rent and parking charges would be 95% of such components of Market Rent) for a base rent, escalation factor, parking charge and additional rent that is below the Then-Current Rent. If during such thirty (30) day period the parties are unable, for any reason whatsoever, to agree on such base rent, escalation factor, parking charge and additional rent payable and all other terms and conditions, then within five (5) days thereafter the parties shall each appoint a real estate broker who shall be licensed in the Commonwealth of Virginia and who has expertise in the field of commercial office space leasing in the Northern Virginia market, (including Reston) has at least ten (10) years of experience and is recognized within the field as being reputable and ethical. Such two individuals shall each determine such base rent, escalation factor, parking charge and additional rent (to be no less than the minimums specified in this section) within ten (10) days after being appointed. If such individuals do not agree on such items, then the two individuals shall, within five (5) days, render separate written reports of their determinations and together appoint a third similarly qualified individual. The third individual shall within ten (10) days after his or her appointment make a determination of such base rent, escalation factor, parking charge and additional rent applicable during the first lease year of the Renewal Term shall equal the median of the three determinations and shall be final and conclusive; provided, however, that the base rent and parking charges payable shall be ninety-five percent (95%) of the base rent and parking charges components of such Market Rent. If the individual appointed by Landlord or the individual appointed by Tenant fails to make such determination within the ten (10) day period (and fails to make such determination within five (5) days after notice of such individual's failure to timely make such determination), then the individual that made a timely determinations shall select the third individual and the base rent, escalation factor, parking charge and additional rent applicable during the first year of the Renewal Term shall equal the average of the two determinations and shall be final and conclusive; provided, however, that the base rent and parking charges payable shall be ninety-five percent (95%) of the base rent and parking charges components of such Market Rent. Landlord and Tenant shall each bear the cost of its broker and shall share equally the cost of the third broker. Upon determination of the base rent, escalation factor, parking charge and additional rent payable pursuant to this Section, the parties shall promptly execute an amendment to this Lease stating the rent so agreed upon.

          (b) If any Renewal Notice is not given timely, then Tenant's right of renewal with respect to the applicable Renewal Term shall lapse and be of no further force or effect.

          (c) If an Event of Default exists under this Lease on the date a Renewal Notice is given to Landlord or at any time thereafter prior to commencement of the Renewal Term or if there exists a material adverse change in Tenant's financial condition or liquidity from the financial condition and liquidity of Tenant as of the date of Tenant's execution of this Lease that in Landlord's reasonable opinion could impair Tenant's ability to meet its obligations under this Lease, then, at Landlord's option, such Renewal Term shall not commence and the term of this Lease shall expire at the expiration of the initial term of this Lease.

          (d) If Tenant's right of renewal with respect to the First Renewal Term lapses for any reason, then Tenant's right of renewal with respect to the Second Renewal Term shall similarly lapse and be of no further force or effect.

          (e) If at any time thirty percent (30%) or more of the Premises has been terminated, subleased or assigned other than to Permitted Transferees, then Tenant's rights pursuant to this section shall lapse and be of no further force or effect.

          (f) Tenant's right of renewal under this Section may be exercised by Tenant and Permitted Transferees only and may not be exercised by any other transferee, sublessee or assignee of Tenant.

                                  ARTICLE IV
                                  ----------
                                   BASE RENT
                                   ---------

     4.1 During each Lease Year during the Lease Term, Tenant shall pay to Landlord as annual base rent for the Premises, without set-off , deduction or demand, the Base Rent, which amount is subject to upward adjustment from time to time as provided in Section 4.2 hereinbelow. The Base Rent shall be divided into twelve (12) equal monthly installments and each such monthly installments and each such monthly installment such be due and payable in advance on the first day of each month during each Lease Year. Concurrently with Tenant's execution of this Lease, Tenant shall pay an amount equal to one (1) monthly installment of the Base Rent payable during the first Lease Year, which amount shall be credited toward the first monthly installment of the Base Rent due and payable hereunder. If the Lease Commencement Date is not the first day of a month, then the BAse REnt from the Lease Commencement Date until the first day of the following month shall be prorated on a per diem basis at the rate of one-thirtieth (1/30th) of the monthly installment of the Base Rent payable during the first Lease Year, and Tenant shall pay such prorated installment in advance on the Lease Commencement Date.

     4.2 Commencing on the first (1st) day of the second (2nd) Lease Year and on the first day of every Lease Year thereafter during the Lease Term, the Base Rent in effect shall be increased by the product of (i) thirty-one cents ($0.31) and (ii) the number of rentable square feet of the Premises.

     4.3 All sums payable by Tenant shall be paid to Landlord in legal tender of the United States, at the address to which notices to Landlord are to be given or to such other party or such other address as Landlord may designate in writing. Landlord's acceptance of rent after it shall have become due and payable shall not excuse a delay upon subsequent occasions nor constitute a waiver of rights, notwithstanding any endorsement or restriction that Tenant may include with such payment. If a monetary Event or Default has occurred hereunder, Landlord may at any time thereafter require that Base Rent and additional rent due hereunder be paid by certified check.

     4.4 Provided that an Event of Default does not exist hereunder, Landlord agrees to provide Tenant an abatement of Base Rent equal to ninety-two (92) days of Base Rent payable during the first Lease Year. Such abatement shall be apportioned as follows: (a) all Base Rent payable shall be abated from the Lease Commencement Date shall be through the earlier of (i) July 31, 1994 and (ii) the ninetieth (90th) day after the Leases Commencement Date, and (b) any portion of the ninety (90) day abatement that is not used by Tenant pursuant to Section 4.4(a)(i) above (if any) shall be amortized over the course of the Lease Term using a nine percent (9%) amortizing factor, and the monthly installments of Base Rent shall be proportionately reduced accordingly. In addition to the abatement described above, provided that an Event of Default does not exist hereunder, Landlord agrees to provide Tenant a monthly abatement of $4,362.50 for each of the six (6) monthly installments of Base Rent due between August 1, 1994 and January 31, 1995.

                                   ARTICLE V
                                   ---------
                               OPERATING CHARGES
                               -----------------

     5.1 Tenant shall pay as additional rent to Landlord, Tenant's Proportionate Share (as defined in Section 1.3 hereinabove) of the amount by which Operating Charges (as defined in Section 5.2 hereinbelow) during each calendar year falling entirely or partly within the Lease Term exceed a base amount (the "Operating Charges Base Amount") equal to the product of (i) the number of rentable square feet of the Building and (ii) five dollars and twenty-five cents ($5.25), which equals $328,702.50 (as same may be adjusted if there are any adjustments to the number of rentable square feet of the Building). Tenant's Proportionate Share is that percentage which is equal to a fraction, the numerator of which is the number of square feet of rentable area in the Premises, and the denominator of which is the number of square feet of rentable area in the Building, excluding the number of square feet of rentable area of any storage, roof or garage space.

     5.2 Operating Charges shall mean all costs and expenses incurred by Landlord in the operation and management of the Building and the Land, including, but not limited to: (a) electricity, water, sewer, power, natural gas, fuel oil and other utility charges (including surcharges and connection fees); (b) insurance premiums; (c) management fees that are then customary in the Northern Virginia area for similar properties and personnel costs; (d) costs of Service, security and maintenance contracts; (e) maintenance, redecoration and repair expenses; (f) depreciation for capital expenditures made by Landlord to reduce operating expenses if Landlord reasonably estimates that the annual reduction in operating expenses equals or exceeds such depreciation; (g) Real Estate Taxes (as defined in Section 5.3); (h) charges for janitorial, cleaning, security, window cleaning, and snow and trash removal services; (i) assessments imposed by any association now or hereafter established to maintain common areas and facilities of the Complex, including assessments imposed to finance capital improvements in such common areas; provided, however, that is the extent such assessments are within Landlord's reasonable control, Landlord shall only charge same to the extent same relate to either current operating expenses or capital charges, which capital charges may only be charged in accordance with subparagraph (f) hereinabove); (j) any business, professional and occupational license tax payable by Landlord with respect to the Building; (k) any cost or expense incurred by Landlord in connection with providing (directly or indirectly) transportation assistance or service to or from the Building or in administering any transportation management program required by any governmental agency or instrumentality if such transportation assistance is required by applicable governmental authorities and is made available to Tenant and Tenant's employees on the same terms as it is available to other tenants of the Building (provided that if Landlord receives any income related to such transportation, the revenue actually realized by Landlord shall be offset against the amount charged through); (1) auditing and accounting fees; (m) reasonable legal and other professional fees; and (n) any other expense incurred by Landlord in managing, maintaining, repairing or operating the Building. Operating Charges shall not include: principal or interest payments on any mortgage, deed of trust or ground lease; leasing commissions; depreciation of the Building (except as specified above); costs of any tenant fit-up or other inducements paid to any tenent; costs of any item provided to any tenant in the Building and not made available to Tenant on the same basis; costs of financing, refinancing or sale of all or any part of the Building; fines or penalties of any kind or nature (except to the extent incurred in connection with a bona fide dispute); amounts paid to any affiliate of Landlord or affiliate of The Mark Winkler Company to the extent same exceed the amounts that would customarily be paid pursuant to an arms-length transaction; wages, salaries or benefits for any employee of Landlord over the grade of building manager; any overhead expenses for Landlord's personnel not directly or regularly involved in the management of the Building, any expense which, under generally accepted accounting principals, should be capitalized, except as specifically permitted under Section 5.2(f) above, and the costs of special services or utilities separately charges to and paid for by particular tenants of the Building.

     5.3 Real Estate Taxes shall mean (a) all real estate taxes, including general and special assessments, ordinary and extraordinary, foreseen and unforeseen, which are imposed or levied upon Landlord or assessed against the Buildings and/or the Land or Landlord's personal property to the extent used in connection therewith, (b) any other present or future taxes or governmental charges that are imposed upon Landlord or assessed against the Building or the Land which are in the nature of or in substitution for real estate taxes, including any tax levied on or measured by the rents payable by tenants of the Building, and (c) all expenses (including reasonable attorney's fees) incurred in reviewing or seeking a reduction of any real estate taxes. Real Estate Taxes shall not include income taxes or estate or inheritance taxes.

     5.4 If the average occupancy rate for the Building during any calendar year is less than ninety-five percent (95%), or if any tenant is separately paying for electricity or janitorial services furnished to its premises, or if any tenant does not desire or require electricity or janitorial services available to its premises, then Operating Charges for such calendar year shall be deemed to include all additional costs and expenses, as reasonably estimated by Landlord, which would have been incurred during such calendar year if such average occupancy rate had been ninety-five percent (95%) and if electricity and janitorial services had been furnished to all of such premises and paid for by Landlord. For example, if the average occupancy rate for the Building during a calendar year is eighty percent (80%), and if the janitorial contractor charges are $1.00 per square foot of occupied rentable area per year, and if the Building contains one hundred thousand (100,000) square feet of rentable area, then it would be reasonable for Landlord to estimate that if the Building had been ninety-five percent (95%) occupied during such year, then janitorial charges for such year would have been ninety-five thousand dollars ($95,000). Notwithstanding the foregoing, in no event shall Landlord collect more than one hundred percent (100%) of actual Operating Charges for any calendar year.

     5.5 At the beginning of the Lease Term and at the beginning of each calendar year thereafter, Landlord may submit a statement setting forth the amount by which Operating Charges that Landlord reasonably expects to be incurred during each calendar year exceed the Operating Charges Base Amount and Tenant's Proportionate Share of such excess. Tenant shall pay to Landlord on the first day of each month after receipt of such statement, until Tenant's receipt of any succeeding statement, an amount equal to one-twelfth (1/12) of the total estimated amount payable by Tenant as set forth in such statement.

     5.6 Within approximately one hundred twenty (120) days after the end of each calendar year, Landlord shall submit a statement showing (a) Tenant's Proportionate Share of the amount by which Operating Charges incurred during the preceding calendar year exceeded the Operating Charges Base Amount, and (b) the aggregate amount of Tenant's estimated payments during such year; provided that if Landlord fails to deliver any such statement to Tenant by the end of the calendar year after the calendar year in which the Lease terminated, then Landlord shall not have the right to collect any shortfalls for such year. Such statement shall be in sufficient detail to allow Tenant to properly review its charges. If such statement indicates that the aggregate amount of such estimated payments exceeds Tenant's actual liability, then the excess shall be credited to Tenant; provided that if such excess occurs for the final year of the Lease or in any year in which the Lease actually terminates, then, provided no Event of Default exists, Landlord shall pay such excess to Tenant within one (1) year after the end of the calendar year in which the Lease terminated. If such statement indicates that Tenant's actual liability exceeds the aggregate amount of such estimated payments, then Tenant shall pay the amount of such excess within thirty (30) days after receipt of such statement. If Tenant does not notify Landlord in writing of any objection to such statement within thirty (30) days after receipt, then Tenant shall be deemed to have waived such objection. If Tenant objects to anything contained in such statement, Tenant may, after paying the amount set forth in such statement, notify Landlord in writing of its objections. Landlord shall review such objections and furnish to Tenant reasonable documentation of the specific items of expense to which Tenant has objected in writing. For a period of six (6) months after Tenant's receipt of such statement, Tenant and its representative shall have the right, provided that Tenant has timely paid any amounts due pursuant to such statement, during business hours and upon reasonable prior written notice to Landlord, to commence to inspect (and if so commenced, to expeditiously and diligently pursue such inspection to completion) Landlord's books and records relating to Operating Charges during the preceding calendar year, or to commence to have such books and records audited (and if so commenced, to expeditiously and diligently pursue such audit to completion) at Tenant's expense by an independent, certified public accountant designated by Tenant and reasonably approved by Landlord. Any discrepancy shall be promptly corrected by a payment of any shortfall to Landlord by Tenant within thirty (30) days after the applicable audit, or by a credit against the next payment(s) of rent by Tenant hereunder; provided, however, that if any such adjustment occurs after the end of the Lease Term, then any overpayment shall be paid to Tenant within sixty (60) days after the final determination thereof. If Landlord disagrees with the results of Tenant's audit, then Landlord and Tenant's auditor shall together select a neutral auditor of similar qualifications to conduct an audit of such books and records (the fees of such auditor to be shared equally by Landlord and Tenant), and the determination of Operating Charges reached by such neutral auditor shall be final and conclusive. Notwithstanding any of the foregoing to the contrary, if the final results of the audit procedure described in this Section show that Tenant's Proportionate Share of Operating Charges for the subject calendar year were overstated by more than six and one-half percent (6.5%), then Landlord shall reimburse Tenant for the reasonable costs and expenses of Tenant's audit. In the event Tenant does not contest in writing a statement of Operating Charges (or commence an audit procedure) within six (6) months after it is rendered, such statement shall become binding and conclusive.

     5.7 During the initial term of this Lease only, the amount by which Operating Charges increase during each calendar year commencing with calendar year 1995 shall not exceed a cumulative increase of more than six percent (6%) over the Operating Charges for the immediately preceding calendar year (the "Cap"), for purposes of determining Tenant's Proportionate Share of increases in Operating Charges. For purposes of this Section 5.7 only, all insurance costs, utility charges and Real Estate Taxes shall be excluded from the definition of Operating Charges. In the event that in any calendar year the increase in the Operating Charges over the Operating Charges for the immediately preceding calendar year is less than the Cap, any shortfall shall be carried forward to later calendar years allowing Landlord to raise the Cap for such years (provided that the cumulative increase during the initial term of this Lease does not exceed an average of 6% per year). Tenant's Proportionate Share of increases in Operating Charges shall be calculated after the determination of increases in Operating Charges has been made pursuant to this Section 5.7 (subject to Tenant's obligation to make estimated payments pursuant to Section 5.5).

     5.8. If the Lease Term commences or expires on a day other than the first day or the last day of a calendar year, respectively, then Tenant's liability for Operating Charges incurred during such year shall be proportionately reduced.

                                  ARTICLE VI
                                  ----------
                                USE OF PREMISES
                                ---------------

     6.1 Tenant shall use the Premises solely for general office purposes and for no other use or purpose. Tenant shall not use the Premise for any unlawful purpose or in any manner that in Landlord's reasonable opinion will constitute waste, nuisance or unreasonable annoyance to Landlord or any tenant of the Building, nor in any manner that would cause the Premises to be deemed a "place of Public Accommodation" under the American With Disabilities Act, as same may be amended. Tenant shall comply at its expense with all present and future laws, ordinances, regulations and orders (including, without limitation, any regulation requiring the sorting or separation of refuse and trash) concerning the use and occupancy of the Premises and all machinery, equipment and furnishings therein. If any such law, ordinance, regulation or order requires an occupancy or use permit for the Premises, then Tenant shall obtain and keep current such permit at Tenant's expense and promptly deliver a copy thereof to Landlord; provided that Landlord shall be obligated to obtain the permits required in connection with the Initial Improvements being performed by

Landlord pursuant to Exhibit B. Use of the Premises is subject to all covenants, conditions and restrictions of record; provided that such covenants, conditions and restrictions shall not prohibit Tenant from using the Premises for general offices purposes.

     6.2 Tenant shall pay before delinquency any business, rent or other tax or fee that is now or hereafter assessed or imposed upon Tenant's use or occupancy of the Premises, the conduct of Tenant's business in the Premises or Tenant's equipment, fixtures, furnishing, inventory or personal property. If any such tax or fee is enacted or altered so that such tax or fee is imposed upon Landlord or so that Landlord is responsible for collection or payment thereof, then Tenant shall pay the amount of such tax or fee within ten (10) days after Landlord's demand therefor.

     6.3 Tenant shall not (either with or without negligence) generate, use, store, or cause or permit the escape, disposal or release of any Hazardous Materials in or about the Building or the Land or the Complex, except that Tenant may bring such materials or substances into the Premises only to be used in the ordinary course of Tenant's business, and then only after written notice is given to Landlord of the identity of such materials or substances and Landlord has approved in writing Tenant's use of such materials or substances. Hazardous Materials shall mean (a) "hazardous wastes," as defined by the Resource Conservation and Recovery Act of 1976, as amended from time to time,
(b) "hazardous substances," as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time,
(c) "toxic substances," as defined by the Toxic Substances Control Act, as amended from time to time, (d) "hazardous materials," as defined by the Hazardous Materials Transportation Act, as amended form time to time, (e) any applicable state or local laws and the regulations adopted under these acts, as amended from time to time, (f) oil or other petroleum products, (g) any highly combustible substance, (h) any biologically or chemically active substance and
(i) any substance whose presence in Landlord's reasonable judgment could be detrimental to the Building or the Land or the Complex or hazardous to health or the environment. Notwithstanding the foregoing, Tenant shall have the right to use reasonable quantities of cleaning supplies and similar items customarily found in office environments, as long as such items are used and disposed of in accordance with all applicable laws. If any lender or governmental agency shall ever require testing to ascertain whether or not there has been any release of Hazardous Materials, then, if it is reasonably determined that such release was caused by Tenant or those acting under Tenant, the reasonable costs thereof shall be reimbursed by Tenant to Landlord upon demand as additional charges if such requirement applies to the Premises. In addition, Tenant shall execute affidavits, representations and the like from time to time at Landlord's request concerning Tenant's best knowledge and belief regarding the presence of Hazardous Materials in the Premises. In all events, Tenant shall indemnify Landlord in the manner elsewhere provided in this Lease from any release of Hazardous Materials in the Premises occurring while Tenant is in possession, or elsewhere if caused by Tenant or persons acting under Tenant. The within covenants shall survive the expiration or earlier termination of the Lease Term. Landlord represents that to its knowledge, the Building and the Land are not in violation of any Federal, state or local law, ordinance or regulation relating to Hazardous Materials, including, but not limited to soil and groundwater conditions.

     6.4 Landlord represents that, to the best of its actual knowledge, there are no Hazardous Materials in the Building or the Premises as of the date hereof and Landlord will not introduce any Hazardous Materials to the Building or the Premises other than cleaning supplies and similar items customarily found in office environments. Landlord represents that, to the best of its actual knowledge, the air conditioning and ventilating system of the Building meets all applicable governmental codes with respect to fresh air return standards. In connection with the installation of the Initial Improvements, Landlord shall comply with The Americans with Disabilities Act and applicable life safety and code requirements as they apply to general office purposes in the Premises and the common areas of the Building.

                                  ARTICLE VII
                                  -----------
                           ASSIGNMENT AND SUBLETTING
                           -------------------------

     7.1 Tenant shall not assign this Lease or any of Tenant's rights or obligations hereunder, or sublet or permit anyone to occupy the Premises or any part thereof, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed provided the conditions set forth below in this Section 7.1 are satisfied. Provided that no Event of Default exists hereunder, Landlord shall not unreasonably withhold, condition or delay its consent to any proposed assignment or subletting of the Premises, provided that (i) the use of the Premises pursuant to such assignment or sublease is in compliance with Article VI hereof; (ii) the proposed assignee or subtenant is of a type and quality consistent and compatible with a comparable office building and with the Building and its tenants; (iii) the assignee under any such assignment or the sub-lessee under any such sublease has a net worth and liquidity at least equal to the net worth and liquidity of Tenant as of the date of execution hereof, provided that if such assignee's or sublessee's net worth and liquidity is less than the net worth and liquidity of Tenant immediately prior to the transfer, then the Security Deposit shall be increased to the original amount described in Section 1.8 (and shall no longer be subject to the reductions described in Section 11.2) as a precondition to any such transfer; and (iv) the initial Tenant remains fully liable as a primary obligor for the payment of all rent and other charges payable hereunder and for the performance of all its other obligations hereunder. No assignment or transfer of this Lease may be effected by operation of law or otherwise without Landlord's prior written consent. Any assignment, subletting or occupancy, Landlord's consent thereto or Landlord's collection or acceptance of rent from any assignee, subtenant or occupant, shall not be construed as a waiver or release of Tenant from liability hereunder (it being understood that Tenant shall at all times remain primarily liable as a principal and not as a guarantor or a surety) and shall not be construed as relieving Tenant or any assignee, subtenant or occupant from the obligation of obtaining Landlord's prior written consent to any subsequent assignment, subletting or occupancy. Tenant assigns to Landlord any sum due from any assignee, subtenant or occupant of Tenant as security for Tenant's performance of its obligations pursuant to this Lease. Tenant authorizes each such assignee, subtenant or occupant to pay such sum directly to Landlord if such assignee, subtenant or occupant receives written notice from Landlord specifying that such rent shall be paid directly to Landlord. Landlord's collection of such rent shall not be construed as an acceptance of such assignee, subtenant or occupant as a tenant nor a waiver of any default hereunder by Tenant. All restrictions and obligations imposed pursuant to this Lease on Tenant or the use and occupancy of the Premises shall be deemed to extend to any subtenant, assignee or occupant of Tenant, and Tenant shall cause such persons to comply with all such restrictions and obligations. Tenant shall not mortgage or hypothecate this Lease without Landlord's written consent, which consent may be granted or withheld in Landlord's sole and absolute discretion. Tenant shall pay the expenses (including reasonable attorneys' fees and hourly fees for Landlord's employees and agents) incurred by Landlord in connection with reviewing Tenant's request for Landlord to give its consent to any assignment, subletting, occupancy or mortgage.

     7.2 If Tenant is a partnership, then any dissolution of Tenant or a withdrawal or change, whether voluntary, involuntary or by operation of law, or partners owning a controlling interest in Tenant shall be deemed a voluntary assingment of this lease. If Tenant is a corporation or a partnership with a corporate general partner, then any dissolution, merger, consolidation or other reorganization of Tenant (or such corporate general partner), or any sale or transfer of a controlling interest of its capital stock, shall be deemed a voluntary assignment of this Lease. Whether Tenant is a partnership, corporation or any other type of entity, then at the option of Landlord, a sale of all or substantially all of its assets or a change in its name shall also be deemed a voluntary assignment of this Lease. The provisions of this Section 7.2 shall be subject to Section 7.5 hereinbelow.

     7.3 If Tenant wants to assign, sublet or otherwise transfer all or part of the Premises or this Lease, then Tenant shall give Landlord written notice ("Tenant's Request Notice") of the identity of the proposed assignee or subtenant and its business, all terms of the proposed assignment or subletting, the commencement date of the proposed assignment or subletting (the "Proposed Sublease Commencement Date"), the area proposed to be assigned or sublet (the "Proposed Sublet Space") and such other information as Landlord may reasonably request. Tenant shall also transmit therewith the most recent financial statement or other evidence of financial responsibility of such assignee or subtenant and a certification executed by Tenant and such proposed assignee or subtenant stating whether any premium or other consideration is being paid for the proposed assignment or sublease.

     7.4 If any sublease, assignment or other transfer (whether by operation of law or otherwise) provides that the subtenant, assignee or other transferee (or any affiliate thereof) is to pay any amount in excess of the rent and other charges due under this Lease, then, whether such excess be in the form of an increased rental, lump sum payment, payment for the sale or lease of fixtures or other leasehold improvements or any other form (and if the applicable space does not constitute the entire Premises, the amount and existence of such excess shall be determined on a prorata basis), Tenant shall pay to Landlord fifty percent (50%) of any net profit that Tenant realizes on account of such sublease, assignment or other transfer, after taking into account the rent and charges due under this Lease and the actual expenses Tenant incurs in connection with such sublease, assignment or other transfer (including tenant improvement costs, customary leasing commissions, reasonable legal fees and reasonable advertising and marketing costs, but which shall not include lost revenue) upon such terms as shall be specified by Landlord and in no event later than ten (10) days after Tenant's receipt thereof. Nothwithstanding the foregoing, if Landlord's current Mortgage holder ever forecloses on the Building, then Tenant shall thereafter be entitled to one hundred percent (100%) of any such profits. Tenant shall in all events diligently pursue the collection of all amounts owed by any subtenant, assignee or other transferee. Landlord shall have the right to inspect and audit Tenant's books and records relating to any sublease, assignment or other transfer. Any sublease, assignment or other transfer shall be effected on forms supplied or approved by Landlord.

     7.5 Nothwithstanding anything contained in this Article VII to the contrary, and provided that no Event of Default exists under this Lease, Tenant, upon prior written notice to Landlord but without Landlord's prior written consent, may assign or transfer this Lease or sublease all or any portion of the Premises: (a) to a corporation or other business entity (herein sometimes referred to as a "successor corporation") into or with which Tenant shall be merged or consolidated, or to which substantially all of the assets of Tenant may be transferred or sold, provided that (1) such successor corporation shall have a net worth and liquidity at least equal to the net worth and liquidity of Tenant as of the Lease Commencement Date, provided that if the net worth and liquidity of such successor corporation is less than the net worth and liquidity of Tenant immediately prior to the transfer, then the Security Deposit shall be increased to the original amount described in
Section 1.8 (and shall no longer be subject to the reductions described in Section 11.2) as a precondition to such transfer, (2) the successor corporation shall assume in writing all of the obligations and liabilities of Tenant under this Lease, and (3) the use of the Premises pursuant to such assignment or sublease is in compliance With Article VI of this Lease, or (b) to a corporation or other business entity (herein sometimes referred to as a "related corporation") that shall control, be controlled by or be under common control with Tenant, provided that (1) such related corporation shall have a net worth and liquidity at least equal to the net worth and liquidity of Tenant as of the Lease Commencement Date, provided that if the net worth and liquidity of Tenant immediately prior to the transfer, then the Security Deposit shall be increased to the original amount described in Section 1.8 (and shall no longer be subject to the reductions described in Section 11.2) as a precondition to such transfer,
(2) the related corporation shall assume in writing all of the obligations and liabilities of Tenant under this Lease, and (3) the use of the Premises pursuant to such assignment or sublease is in compliance with Article VI of this Lease. In the event of any such assignment, transfer or subletting, Tenant shall remain fully liable as a primary obligor for the payment of rent and other charges required hereunder and for the performance of obligations to be performed hereunder. For purposes of Paragraph (b) above, control shall be deemed to be the ownership of fifty percent (50%) or more of the stock or other voting interest of the controlled corporation or other business entity. A successor corporation described in subparagraph (a) above or a related corporation described in subparagraph (b) above shall be referred to sometimes in this Lease as a "Permitted Transferee." Notwithstanding any of the foregoing to the contrary, if Tenant structures an assignment or sublease hereunder such that the assignee or subtenant falls within the definition of a successor or a related corporation for the purpose of avoiding or circumventing the restrictions on assignments and subleases provided elsewhere in this Article VII, then any such assignee or sublease shall be conclusively deemed not to be a successor corporation or related corporation and shall be subject to the other provisions of this Article VII.

                                 ARTICLE VIII
                                 ------------
                            MAINTENANCE AND REPAIRS
                            -----------------------

     8.1 Tenant shall keep and maintain the Premises and all fixtures and equipment located therein in clean, safe and sanitary condition and in compliance with all legal requirements, shall take good care thereof and make all repairs thereto, shall suffer no waste or injury thereto, and at the expiration or earlier termination of the Lease Term, shall surrender the Premises in the same order and condition in which they were on the Lease Commencement Date (ordinary wear and tear consistent with the permitted use hereunder and damage by casualty or the elements not caused by the gross negligence or willful misconduct of Tenant or its Invitees excepted). All injury, breakage and damage to the Premises and to any other part of the Building or the Land caused by any act or omission of any invitee, agent, employee, subtenant, assignee, contractor, client, family member, customer or guest of Tenant (collectively "Invitee") or Tenant, shall be repaired or replaced (as applicable) by and at Tenant's expense, except that, if Tenant fails to make such repair or replacement within ten (10) days after the occurrence of such injury, breakage or damage, Landlord shall have the right at Landlord's option to make any such repair or replacement and to charge Tenant for all costs and expenses incurred in connection therewith (provided, however, that Landlord, at its option, may make structural repairs, repairs to the Buildings mechanical, electrical and plumbing systems, repairs to the common or public areas, and repairs of any matters causing disruption or annoyance to other tenants of the Building, without providing Tenant with ten (10) days to make such repairs). Tenant shall not be obligated to maintain or repair any of the structural components or building systems within the Premises unless any such repair or maintenance becomes necessary as a result of any of Tenant's special tenant areas, facilities, finishes or equipment described in Section 8.2(b) below or otherwise. Tenant shall not be responsible for any changes required to the Premises or the Building as a result of a change in the law, unless Tenant's use of the Premises for other than general office purposes triggers the application of any such law to the Premises or the Building.

     8.2 (a) Landlord shall keep the exterior walls, load bearing elements, foundations, pipes and conduits, roof and common areas that form a part of the Building (including those located in the Premises, other than any special tenant areas, facilities, finishes or equipment described in Section 8.2(b) below), and the building standard mechanical electrical, HVAC and plumbing systems that are provided by Landlord in the operation of the Building, clean and in good operating condition and, subject to Section 8.1, shall make all required repairs thereto. Landlord shall maintain and operate the Building in accordance with the standards for similar class office buildings in the Reston, Virginia area.

          (b) Notwithstanding any of the foregoing to the contrary, maintenance and repair of special tenant areas, facilities, finishes and equipment (including, but not limited to, any special fire protection equipment, telecommunications and computer equipment, kitchen/galley/coffee equipment, air-conditioning equipment serving the Premises only and all other furniture finishings and equipment of Tenant and any Alterations (as hereinafter defined) made by Tenant) shall be the sole responsibility of Tenant. Moreover, Landlord shall have the right to require Tenant, at Tenant's sole expense, to enter into maintenance contracts with duly qualified contractors reasonably satisfactory to Landlord in all respects providing for good, workmanlike, first-class and prompt maintenance and repair of such areas, facilities, finishes, equipment and Alterations as may be reasonably designated by Landlord. Tenant, at its expense, shall keep the two supplemental air-conditioning units servicing the Premises in good operating order, shall make all required repairs thereto and shall enter into a regularly scheduled preventive maintenance/service contract therefor. The maintenance contractor, the contract and the maintenance schedule shall be subject to Landlord's reasonable prior approval. Landlord warrants that such supplemental units shall be in good working order on the Lease Commencement Date and, in the event either of such supplemental units shall require any repairs thereto during the first twelve (12) months following the Lease Commencement Date, which are not the result of any negligence of misuse of Tenant, Landlord shall be responsible for the cost of such repairs. Thereafter, Tenant shall be responsible for the cost of any repairs to such supplemental units.

                                  ARTICLE IX
                                  ----------
                                  ALTERATIONS
                                  -----------

     9.1 The initial improvement of the Premises shall be accomplished by Landlord in accordance with Exhibit B. Landlord is under no obligation to make any alterations, decorations, additions, improvements, demolitions or other changes (collectively "Alterations") in or to the Premises except as set forth in Exhibit B or as specifically provided elsewhere in the Lease.

     9.2 Tenant shall not make or permit anyone to make any Alteration in or to the Premises or the Building without Landlord's prior written consent, which consent may be granted or withheld in Landlord's sole and absolute discretion. Notwithstanding the foregoing, Landlord shall not unreasonably withhold, condition or delay its consent to any non-structural Alteration which Tenant may delay its consent to any non-structural Alteration which Tenant may desire to make to the Premises; provided, however, that Landlord shall retain sole and absolute discretion to withhold its consent to any Alteration, whether structural or non-structural, which may, in the reasonable opinion of Landlord
(i) adversely affect the marketability of the Premises or (ii) exceed the capacity of, hinder the effectiveness, interfere with, or be connected to the electrical, mechanical, heating, ventilating, air conditioning, or plumbing systems of the Premises or the Building. Any Alteration which Landlord permits Tenant to make shall be made: (a) in a good, workmanlike, first-class and prompt manner; (b) using high quality materials only; (c) by a contractor and in accordance with plans and specifications approved in writing by Landlord; (d) in accordance with legal requirements (including, without limitation, the obtaining of all necessary permits and licenses) and requirements of any insurance company insuring the Building; (e) after obtaining a workmen's compensation insurance policy approved in writing by Landlord; (f) after delivering to landlord written, unconditional waivers of mechanics' and materialmen's liens against the Premises, the Building and the Land from all proposed contractors, subcontractors, laborers and material suppliers for all work and materials in connection with such Alteration (provided that Tenant shall be deemed to be in compliance with this subsection (f) as long as Tenant's delivers such lien waivers within thirty (30) days after such Alterations have been completed by any such contractor, subcontractor, laborer or material supplier) and (g) in compliance with such other requirements as Landlord might reasonably impose. If any lien (or a petition to establish a lien) is filed in connection with any Alteration, then such lien (or petition) shall be discharged by Tenant at Tenant's expense within ten (10) days thereafter by the payment thereof or filing of a bond acceptable to Landlord. Landlord's consent to the making of an Alteration shall be deemed not to constitute Landlord's consent to subject its interest in the Premises or the Building or the Land to liens which may be filed in connection therewith.

     9.3 If any Alteration is made without Landlord's prior written consent, then Landlord shall have the right, in addition to exercising all other available remedies, at Tenant's expense to remove and correct such Alteration and restore the Premises and the Building to their condition immediately prior thereto or to require Tenant to do the same. Unless Landlord elects otherwise pursuant to this Section 9.3, all Alterations to the Premises or the Building made by either party shall immediately become Landlord's property (provided, however, that during the Lease Term Tenant shall retain an insurable interest in such Alterations) and shall remain upon and be surrendered with the Premises at the expiration or earlier termination of the Lease Term; provided, however, that if Tenant is not in default under this Lease, then Tenant shall have the right to remove, prior to the expiration or earlier termination of the Lease Term, all movable furniture, furnishings and trade fixtures installed in the

Premises solely at Tenant's expense. Notwithstanding anything of the foregoing to the contrary in this Section 9.3, Tenant shall also be required to remove all Alterations to the Premises or the Building and all non-trade fixtures and equipment which Landlord designates in writing for removal (which designation shall be provided to Tenant at the time of Landlord's approval of the installation thereof) and Tenant shall be required to remove all telephone and data cabling installed by or on behalf of Tenant (collectively, "Cabling"). Movable furniture, furnishings and trade fixtures shall be deemed to exclude any item which would normally be removed or detached from the Premises with the assistance of any tool or machinery other than a dolly (except items attached to walls or floors only for purposes of stability, as long as Tenant repairs any damage to the Premises caused by such removal). Landlord shall have the right to repair or replace at Tenant's expense all damage to the Premises or the Building caused by any such removal if not repaired by Tenant to Landlord's satisfaction. If any such furniture, furnishing or trade fixture is not removed by Tenant prior to the expiration or earlier termination of the Lease Term, then the same shall, at Landlord's option, become Landlord's property and shall be surrendered with the Premises as a part thereof; provided, however, that Landlord shall have the right to remove from the Premises at Tenant's expense such furniture, furnishing or trade fixture and any Alteration, non-trade fixture or equipment (which Landlord designates in writing for removal at the time of Landlord's approval of the installation thereof) and any Cabling.

                                   ARTICLE X
                                   ---------
                                     SIGNS
                                     -----

     10.1 Landlord will list the initial Tenant's name in the Building directory, if any, and provide building standard signage near one suite entry door. Tenant shall not paint, affix or otherwise display on any part of the exterior or interior of the Building (or any part of the Premises which is visible from outside the Premises) any other sign, advertisement or notice, except as otherwise provided in Section 10.2 below. If any such item that has not been approved by Landlord is so displayed, then Landlord shall have the right to remove such item at Tenant's expense or to require Tenant to do the same.

     10.2 Tenant shall have the right (subject to compliance with applicable law), at Tenant's sole cost, to install either (i) a monument sign bearing Tenant's name at the Wiehle Avenue and Isaac Newton Square north entrance or
(ii) a sign bearing Tenant's name on the upper portion of the Building. The exact size, color, design, location, and other features of the sign shall be subject to the prior written approval of Landlord (which approval shall not unreasonably withheld) and the prior approval of the Reston Architectural Review Board and any other applicable governmental authorities, if required. Tenant shall be responsible, at its cost, for installing such sign and for obtaining all necessary approvals and permits for the installation of such sign. Tenant shall be responsible for maintaining the sign and shall at all times maintain the sign in first class condition and repair. At the termination or earlier expiration of the Lease Term, Tenant shall be obligated, in its sole cost, to remove such sign and restore the area where such sign was located to its condition prior to the installation of the sign. If Tenant fails to so remove and restore, Landlord shall have the right to do so at Tenant's expense.

     10.3 Except by United States mail, Tenant shall not distribute any advertisements or notices within the Complex. Landlord reserves the right to prohibit any advertisement which in Landlord's reasonable opinion tends to impair the reputation or desirability of the Building or the Complex.

                                  ARTICLE XI
                                  ----------
                               SECURITY DEPOSIT
                               ----------------

     11.1 Concurrently with Tenant's execution of this Lease, Tenant shall deposit with Landlord the Security Deposit to secure Tenant's full and faithful performance of all the obligations herein set forth. Landlord shall not be required to maintain the Security Deposit in a separate account. The Security Deposit shall earn simple interest at three and 35/100 percent (3.35%) per annum, which interest shall be earned by and payable to Tenant at such time as the entire amount of the Security Deposit is returned to Tenant. If any sum payable by Tenant to Landlord shall be due and unpaid beyond any applicable notice and cure period, or if Landlord makes any payments on behalf of Tenant, or if Landlord suffers any loss, cost or expense as a result of Tenant's non-performance of any obligation or covenant herein, then Landlord, at its option and without limiting any other remedy, may use and apply any part of the Security Deposit to compensate Landlord for the actual payments not made or the actual loss, cost or expense suffered by Landlord. Within three (3) days after written notice of Landlord's use of the Security Deposit (which notice shall contain a description by Landlord of the payments made and the provisions of this Lease under which Landlord is entitled to charge such expense to Tenant, accompanied by invoices, where appropriate, substantiating same), Tenant shall deposit with Landlord cash in an amount sufficient to restore the Security Deposit to its prior amount. Within sixty (60) days after the later of (a) the expiration or earlier termination of the Lease Term, or (b) Tenant's vacating the Premises, Landlord shall return the Security Deposit less such portion thereof as Landlord may have used to satisfy Tenant's obligations and less such other sums as Landlord reasonably expects to be due from Tenant. If Landlord transfers the Security Deposit to a transferee of the Building or Landlord's interest therein, then such transferee (and not Landlord) shall be liable for its return. The holder of any Mortgage shall not be liable for the return of the Security Deposit unless such holder actually receives the Security Deposit. Tenant shall not transfer or assign the Security Deposit or any interest therein without Landlord's prior written consent, which consent Landlord may withhold in its sole and absolute discretion.

     11.2 Provided that Tenant is not in default under this Lease as of each applicable "Reduction Date" (as hereinafter defined) and there has not occurred three (3) or more Events of Default prior to each such Reduction Date, and provided that there has been no material adverse change to Tenant's financial condition or liquidity from the date of Tenant's financial condition or liquidity form the date of Tenant's execution of this Lease, Landlord hereby agrees that the Security Deposit shall (subject to the terms of this Section 11.2) be reduced in accordance with the following schedule:

     "Reduction date"shall mean                    At which time, the Security
     --------------------------                    ---------------------------
     the first day of the:                         Deposit may be reduced to:
     --------------------                          -------------------------

     2nd Lease Year                                         $72,500.00
     3rd Lease Year                                         $65,000.00
     4th Lease Year                                         $57,000.00
     5th Lease Year                                         $50,000.00
     6th Lase Year                                          $42,000.00

     At any time after each such Reduction Date, Tenant may submit to Landlord a written request to reduce the Security Deposit in accordance with the foregoing schedule. Provided that Tenant is not in default as of such Reduction Date or prior to Landlord's receipt of such written request and there has not occurred three (3) or more Events of Default prior to such Reduction Date, and there had been no material adverse change to Tenant's financial condition or liquidity from such condition as of the date of this Lease, Landlord will, within thirty (30) days after the receipt of such written request, apply toward the next monthly installment of Base Rent due hereunder any amount by which the cash Landlord is holding as the Security Deposit exceeds the reduced amount of the Security Deposit as set forth in the schedule above. Notwithstanding any of the foregoing to the contrary, in no event shall the Security Deposit be reduced at any time to an amount less than an amount equal to one (1) monthly installment of the then-current Base Rent.

                                  ARTICLE XII
                                  -----------
                                 HOLDING OVER
                                 ------------

     12.1 Tenant acknowledges that it is extremely important that Landlord have substantial advance notice of the date on which Tenant will vacate the Premises, because Landlord will (a) require an extensive period to locate a replacement tenant, and (b) plan its entire leasing and renovation program for the Building in reliance on its lease expiration dates. Therefore, if Tenant does not immediately surrender the Premises upon the expiration or earlier termination of the Lease Term, then the rent shall be increased to equal the greater of (1) one and one-half times the fair market rent for the Premises, or (2) one and one-half times the Base Rent, additional rent and other sums that would have been payable pursuant to the provisions of this Lease if the Lease Term had continued during such holdover period; provided, however, that if Landlord and Tenant agree in writing to a consensual holdover (it being understood that Landlord shall have no obligation to agree to any such holdover), then the rent payable by Tenant during any such holdover period shall be as provided in such written agreement. Such rent shall be computed on a monthly basis and shall be payable on the first day of such holdover period and the first day of each calendar month thereafter during such holdover period until the Premises have been vacated. Landlord's acceptance of such rent shall not in any manner adversely affect Landlord's other rights and remedies, including Landlord's right to evict Tenant and to recover damages. Landlord may, in addition to its other remedies, elect, in its sole discretion, to treat such holding over by Tenant as the creation of a month-to-month tenancy. Tenant agrees to hold Landlord harmless from and against all loss and damages, direct and consequential, which Landlord may suffer or incur in connection with claims by other parties against Landlord arising out of the holding over by Tenant, including, without limitation, reasonable attorneys' fees which may be incurred by Landlord in defense of such claims. Except as otherwise specifically provided in this Article, all terms of this Lease shall remain in full force and effect during such holdover period.

                                 ARTICLE XIII
                                 ------------
                                   INSURANCE
                                   ---------

     13.1 Tenant shall not conduct any activity or place any item in or about the Building which may increase the rate of any insurance on the Building. If any increase in the rate of such insurance is due to any such activity or item, then (whether or not Landlord has consented to such activity or item and without waiving Landlord's right to require such activities to cease) Tenant shall pay the amount of such increase. The statement of any insurance company or insurance rating organization (or other organization exercising similar functions in connection with the prevention of fires or the correction of hazardous conditions) that such an increase is due to any such activity or item shall be conclusive evidence thereof.

     13.2 Tenant shall maintain throughout the Lease Term with a company licensed to do business in the jurisdiction in which the

Building is located, approved by Landlord and having a rating equal to or exceeding A:11 in Best's Insurance Guide (a) broad form comprehensive general liability insurance (written on an occurrence basis and including contractual liability coverage insuring the obligations assumed by Tenant pursuant to
Section 15.2 and an endorsement for personal injury), (b) special form property insurance, and (c) comprehensive automobile liability insurance (covering automobiles owned by Tenant). Based on Tenant's representation that Utica Insurance Company has a rating of A:08 in Best's insurance guide, Landlord approves such insurance carrier. Such liability insurance shall be in minimum amounts typically carried by prudent tenants engaged in similar operations, but in no event shall be in an amount less than four million dollars ($4,000,000) combined single limit per occurrence: provided, however, that upon prior written notice to Landlord, Tenant may reduce such coverage to a minimum of three million dollars ($3,000,000) combined single limit per occurrence if the premiums for $4,000,000 of coverage increase by an unreasonable amount. Such property insurance shall be in an amount not less than that required to replace all Alterations and all other contents of the Premises, excluding only the work and materials considered to be building standard finishes. Such automobile liability insurance shall be in an amount not less than one million dollars ($1,000,000) combined single limit per occurrence and one million dollars ($1,000,000) in the aggregate. All such insurance shall name Landlord, its managing agent (or its successor) and the holder of any Mortgage as additional insureds (as their interests may appear) (except that the liability insurance shall not name the holder of the Mortgage as an additional insured), contain an endorsement that such insurance shall remain in full force and effect notwithstanding that the insured may have waived its claims against any person prior to the occurrence of a loss, provide that the insurer waives all right of recovery by way of subrogation against Landlord, its partners, agents and employees, and contain an endorsement prohibiting cancellation, failure to renew, reduction in amount of insurance or change of coverage (1) as to the interests of Landlord or the holder of any Mortgage by reason of any act or omission of Tenant, and (2) without the insurer's giving Landlord thirty (30) days' prior written notice of such action. Landlord reserves the right from time to time to require Tenant to obtain higher minimum amounts or different types of insurance if it becomes customary for similar sized tenants in similar industries to carry insurance of such higher minimum amounts or of such different types. Tenant shall deliver a certificate of such insurance and receipts evidencing payment of the premium for such insurance (and, upon request, copies of all required insurance policies, including endorsements and declarations) to Landlord concurrently with Tenant's execution of this Lease and thereafter within five (5) days after any request therefor.

     13.3 Landlord shall maintain fire insurance with extended coverage insuring the base Building (but not any Alterations or any personal property or other property of any tenant, including Tenant) in an amount not less than ninety percent (90%) of replacement cost.

     13.4 Landlord and Tenant each hereby waive any and all right to recover against the other (or against their respective officers, directors, trustees, beneficiaries, shareholders, partners, joint ventures, employees, agents, customers, invitees or business visitors) for any loss or damage to such waiving party arising from any cause covered by any insurance required to be carried by such party pursuant to this Lease or, if greater, actually carried by such party. Landlord and Tenant shall secure appropriate waivers of subrogation from their respective insurance carriers; and each party will, upon request, deliver to the other a certificate evidencing such waiver of subrogation by the insurer.

                                  ARTICLE XIV
                                  -----------
                            SERVICES AND UTILITIES
                            ----------------------

     14.1 Landlord will furnish to the Premises heating, ventilation and air-conditioning ("HVAC") during the seasons they are required in a manner consistent with comparable office buildings in the Reston, Virginia area. Landlord shall maintain the base-building systems and change the filters regularly. The equipment is designed to be capable of maintaining a uniform indoor temperature of approximately 75 degrees Fahrenheit Dry Bulb at a maximum of 50% Relative Humidity in summer based on the local outdoor design condition and approximately 70 degrees Fahrenheit Dry Bulb at a minimum of 25% Relative Humidity in the winter based on local outdoor design condition. The equipment is capable of maintaining temperature set point +5 degrees Fahrenheit. Landlord
                                             -
shall not be liable for any failure to maintain comfortable atmosphere conditions in all or any portion of the Premises due to excessive heat generated by any equipment or machinery installed by Tenant (with or without Landlord's consent) or due to any impact that Tenant's furniture, equipment, machinery or millwork may have upon the delivery of HVAC to the Premises. For purposes of this Section 14.1, excessive heat shall be deemed to result from (a) the installation of machinery or equipment, other than normal office machinery and equipment, in an area not engineered for such office machinery and equipment, or
(b) the installation and concurrent operation of a number of normal office machines or pieces of equipment in an area not engineered for such a concentration. For example, a typical office will provide comfortable temperatures for its occupant when a normal personal computer is installed and operated in that office, but it may not do so if an unusually large computer or a number of smaller computers are installed and operated in that office. Landlord shall not be liable for its failure to maintain comfortable atmosphere conditions due to an occupancy load of more than one person per one hundred and fifty (150) square feet. Landlord will provide: janitorial service on Monday through Friday only (excluding legal public holidays celebrated by the federal government) consistent with comparable office buildings in the Reston, Virginia area (which as of the date of execution hereof shall be generally in accordance with the janitorial specifications attached hereto as Exhibit H); electricity; water; elevator service; and exterior window-cleaning service. The normal hours of operation of the Building will be 8:30 a.m. to 6:30 p.m. on Monday through Friday (except such holidays) and such other hours, if any, as Landlord determines. If Tenant requires air-conditioning or heat beyond the normal hours of operation, then Landlord will furnish the same, provided Tenant gives Landlord advance notice of such requirement by 12:00 noon of the most recent business day. Tenant shall pay for such extra service in accordance with Landlord's then-current schedule. The current charge for such extra service is $14.00 per hour for each quadrant; provided that such hourly charge may be upwardly adjusted from time to time by Landlord based on increases in costs incurred by Landlord in connection with providing such services (but which shall in no event exceed Landlord's actual costs plus 5%). Tenant shall have access to the Building 24 hours a day, 7 days a week. Except as otherwise specified herein, Landlord shall not be reqired to furnish services and utilities during hours other than normal hours of operation of the Building.

     14.2 Landlord may install checkmeters to electrical circuits to verify that Tenant's electricity consumption is not excessive. A total average consumption of electricity in excess of five (5) watts per square foot for the Premises, including HVAC, lighting and power for Tenant's outlets, equipment and machinery, shall be deemed excessive. If such checkmeters indicate that such consumption is excessive, then Tenant shall reimburse Landlord for the cost of installing such checkmeters and Landlord may install at Tenant's expense submeters (or similar measuring devices) to ascertain Tenant's actual electricity consumption, and thereafter Tenant shall pay for such consumption at the then-current price per kilowatt hour charged Landlord by the utility company.

     14.3 Tenant shall promptly reimburse Landlord on demand for the cost of any excess or disproportionate utility usage in or in connection with the Premises (including, but not limited to, water, sewer and chiller usage). Excess and/or disproportionate usage shall be determined by Landlord (in consultation with its mechanical engineer) and pursuant to measurement of such usage by Landlord's energy management system.

     14.4 Landlord reserves the right to curtail or suspend any utility, service or Building system necessary or desirable in the reasonable judgment of Landlord, by reason of accident, emergency, repairs, alterations, replacements or improvements or any other reason whatsoever, until such cause has been removed or remedied. In the event of Landlord's failure or inability to furnish any of the utilities or services required to be furnished by Landlord hereunder, Landlord shall not have any liability to Tenant; provided, however, that Landlord shall use good faith efforts to restore such failure or inability so long as such failure or inability is within Landlord's reasonable control and provided further, that if any utility or service is interrupted for any reason within Landlord's reasonable control and such interruption shall continue for more than five (5) consecutive business days after written notice of such interruption or failure from Tenant to Landlord, and if such interruption or failure shall render any portion of the Premises unusable for the normal conduct of Tenant's business, and if Tenant in fact does not use or occupy such portion of the premises during the period of such interruption or failure, then all Base Rent and additional rent payable hereunder with respect to such unusable portion of the Premises shall be abated for the period beginning on the sixth (6th) consecutive business day of such interruption or failure and such rental abatement shall continue until such portion of the Premises is tenantable again or Tenant recommences use or occupancy of such portion of the Premises, whichever occurs first. If any utility or service is interrupted on account of a cause within Landlord's reasonable control and such interruption shall continue for more than thirty (30) consecutive days after written notice of such interruption or failure from Tenant to Landlord, and if such interruption or failure shall render the Premises unusable for the normal conduct of Tenant's business and if Tenant in fact does not use or occupy any portion of the Premises during the period of such interruption or failure, then after the expiration of said thirty (30) consecutive day period Tenant shall have the option to notify delivered to Landlord. If Tenant provides such notice, then Landlord shall have ten (10) days from receipt thereof to restore such utility or service. If Landlord fails to restore such utility or service within such ten
(10) day period, then this Lease shall be deemed terminated and the parties hereto shall have no further liability to each other.

     14.5 If any public utility or governmental body requires Landlord or Tenant to restrict the consumption of any utility or reduce any service to the Premises or the Building, Landlord and Tenant shall comply with such requirements whether or not the utilities and services referred to in this Article XIV are thereby reduced or otherwise affected, without any abatement, deduction, set-off, rebate or adjustment to the Base Rent or additional rent payable hereunder.

                                  ARTICLE XV
                                  ----------
                             LIABILITY OF LANDLORD
                             ---------------------

     15.1 Landlord, its employees and agents shall not be liable to Tenant, any Invitee or any other person or entity for any damage (including indirect and consequential damage), injury, loss or claim (including claims for the interruption of or loss to business) based on or arising out of any cause whatsoever (except as otherwise provided in this Section), including without limitation the following: repair to any portion of the Premises or the Building; interruption in the use of the Premises or any equipment therein; any accident or damage resulting from any use or operation (by Landlord, Tenant or any other person or entity) of elevators or heating, cooling, electrical, sewerage, or plumbing or mechanical equipment or apparatus; termination of this Lease by reason of damage to the Premises or the Building; fire, robbery, theft, vandalism, mysterious disappearance or any other casualty; actions of any other tenant of the Building or of any other person or entity; failure or inability to furnish any service specified in this Lease; and leakage in any part of the Premises or the Building from water, rain, ice, snow or other cause that may leak into, or flow from, any part of the Premises or the Building or the Land, or from drains, pipes or plumbing fixtures in the Premises or the Building or the Land. Notwithstanding the foregoing, Landlord shall use commercially reasonable efforts to maintain services and to repair any item which it is Landlord's obligation to repair. If any condition exists which may be the basis of a claim of constructive evection, then Tenant shall give Landlord written notice thereof and a reasonable opportunity to correct such condition, and in the interim Tenant shall not claim that it has been constructively evicted or is entitled to a rent abatement. Any property placed by Tenant or Invitees in or about the Premises, the building or the Land shall be at sole risk of Tenant, and Landlord shall not in any manner be responsible therefor. If any employee of Landlord receives any package or article delivered for Tenant, then such employee shall be acting as Tenant's agent for such purpose and not as Landlord's agent. Notwithstanding the foregoing provisions of this Section, Landlord shall not be released from liability to Tenant for any physical injury to any natural person or property damage caused by Landlord's willful misconduct or gross negligence.

     15.2 Tenant shall reimburse Landlord for, and shall indemnify, defend upon request and hold Landlord, its employees and agents harmless from and against, all costs, damages, claims, liabilities, expenses (including attorneys' fees), losses and court costs suffered by or claimed against Landlord, directly or indirectly, based on or arising out of, in whole or in part, (a) use and occupancy of the Premises or the business conducted therein, (b) any gross negligence or willful misconduct of Tenant or any Invitee, (c) any breach of Tenant's obligations under this Lease, including failure to surrender the Premises upon the expiration or earlier termination of the Lease Term, or (d) any entry by Tenant or any Invitee upon the Land prior to the Lease Commencement Date.

     15.3 If any landlord hereunder transfers the Building or such landlord's interest therein, then such landlord shall not be liable for any obligation or liability based on or arising out of any event or condition occurring after such transfer and Tenant shall no longer be liable to the prior Landlord (except with respect to defaults or other obligations accruing prior to such transfer). Tenant shall attorn to such transferee and, within five (5) days after request, shall execute, acknowledge and deliver any reasonable document submitted to Tenant confirming such attornment; provided, however, that Tenant shall not be obligated to execute any such document confirming Tenant's attornment unless such transferee provides to Tenant a non-disturbance agreement (or similar document) recognizing Tenant's rights under this Lease and agreeing that, as long as no Event of Default has occurred under this Lease, Tenant's occupancy of the Premises shall not be disturbed.

     15.4 Tenant shall not have the right to offset or deduct any amount allegedly owed to Tenant pursuant to any claim against Landlord from any rent or other sum payable to Landlord. Tenant's sole remedy for recovering upon such claim shall be to institute an independent action against Landlord.

     15.5 If Tenant or any Invitee is awarded a money judgment against Landlord, then recourse for satisfaction of such judgment shall be limited to execution against Landlord's estate and interest in the Building and the Land. No other asset of Landlord, any partner, director or officer of Landlord (collectively, "Officer") or any other person or entity shall be available to satisfy or subject to such judgment, nor shall any Officer or other person or entity have personal liability for satisfaction of any claim or judgment against Landlord or any Officer.

                                  ARTICLE XVI
                                  -----------
                                     RULES
                                     -----

     16.1 Tenant and Invitees shall observe the rules specified in Exhibit D attached hereto. Tenant and Invitees shall also observe any other rule that Landlord may promulgate for the operation or maintenance of the Building, provided that notice thereof is given, such rule is not in consistent with the provisions of this Lease and such rule would not materially adversely affect Tenant's rights under this Lease or materially increase Tenant's obligations under this Lease. Landlord shall have no duty to enforce such rules or any provision of any other lease against any other tenant; provided that Landlord shall not enforce the rules in a manner that would discriminate unfairly against Tenant.

                                 ARTICLE XVII
                                 ------------
                             DAMAGE OR DESTRUCTION
                             ---------------------

     17.1 If the Premises or the Building are totally or partially damaged or destroyed thereby rendering the Premises totally or partially untenantable, then Landlord shall repair and restore the Premises (except as hereinafter provided) and the Building to substantially the same condition in which they were in prior to such damage or destruction; provided, however, that if in Landlord's judgment such repair and restoration cannot be completed within one hundred eighty (180) days after the occurrence of such damage or destruction (taking into account the time needed for effecting a satisfactory settlement with any insurance company involved, removal of debris, preparation of plans and issuance of all required governmental permits), then Landlord shall have the right, at its sole option, to terminate this Lease as of the sixtieth (60th) day after such damage or destruction by giving written notice of termination within forty-five (45) days after the occurrence of such damage or destruction. If the Premises or any part thereof are damaged or destroyed by fire or any other cause, Tenant shall give prompt notice thereof to Landlord. Tenant shall be responsible for any additional expenses incurred in the event that Tenant does not promptly provide such notice. If this Lease is terminated pursuant to this Article, then rent shall be apportioned (based on the portion of the Premises which is usable after such damage or destruction) and paid to the date of termination. If this Lease is not terminated as a result of such damage or destruction, then until such repair and restoration of the Premises are substantially complete, Tenant shall be required to pay the Base Rent and additional rent only for the portion of the Premises that is usable while such repair and restoration are being made; provided, however, that if such damage or destruction was caused by the gross negligence or willful misconduct of Tenant or any Invitee, then Tenant shall not be entitled to any such rent reduction. If this Lease is not terminated as a result of such damage or destruction, then Landlord shall bear the expenses of such repair and restoration of the Premises and the Building; provided, however, that if such damage or destruction was caused by the act or omission of Tenant or any Invitee, then Tenant shall pay the amount by which such expenses exceed the insurance proceeds, if any, actually received by Landlord on account of such damage or destruction; and provided further, however, that in no event shall Landlord be required to repair or restore any work and materials not deemed by Landlord to be building standard work and materials, any Alteration previously made by Tenant or any of Tenant's trade fixtures, furnishings, equipment or personal property. Notwithstanding anything herein to the contrary, Landlord shall have the right to terminate this Lease if
(a) Landlord's insurance is insufficient to pay the full cost of such repair and restoration, (b) the holder of any Mortgage fails or refuses to make such insurance proceeds available for such repair and restoration, (c) zoning or other applicable laws or regulations do not permit such repair and restoration, or (d) the Building is damaged by fire or casualty (whether or not the Premises has been damaged) to such an extent that Landlord decides, in its sole and absolute discretion, not to rebuild or reconstruct the Building.

     17.2 If, within forty-five (45) days after the occurrence of the damage or destruction described in Section 17.1, Landlord determines in its reasonable judgment that the repairs and restoration cannot be substantially completed within one hundred eighty (180) days after the date of such damage or destruction, and provided Landlord does not elect to terminate this Lease pursuant to this Article XVII, then Landlord shall promptly notify Tenant of such determination, which determination shall specify the number of days Landlord estimates it will take to substantially complete such repairs and restoration (the "Estimate Restoration Period"). For a period continuing through the thirtieth (30th) day after receipt of such notice, Tenant shall have the right to terminate this Lease by providing written notice to Landlord. If Tenant does not elect to terminate this Lease within such period, and provided Landlord does not elect to terminate this Lease, then Landlord shall proceed to repair and restore the Premises and the Building. Tenant shall be required to repair restore or replace all of the Alterations previously made by Tenant and all of Tenant's trade fixtures, furnishings, equipment or personal property (and Landlord shall have no responsibility with respect to the repair, restoration or replacement or such items). If Landlord fails to send the notice described in the first sentence of this Section 17.2 within the specified forty-five (45) day period, then Tenant shall have the right to notify Landlord in writing of Tenant's intention to terminate this Lease as a result of such failure. If Landlord fails to send such notice within ten (10) days after receipt of Tenant's notice with respect thereto, then this Lease shall automatically terminate as of such tenth (10th) day. If Landlord sends such notice within such ten (10) day period, then the remaining provisions of this Section 17.2 shall apply and Tenant's rights to terminate this Lease for Landlord's failure to timely deliver such notice shall lapse and be of no further force or effect. Notwithstanding any of the foregoing to the contrary, Tenant shall not have the right to terminate this Lease pursuant to this Section 17.2 if the willful misconduct or negligence of Tenant, its agents or employees, shall have caused the damage or destruction.

     17.3 If Landlord is required to or elects to repair or restore the Premises in accordance with this Article XVII and (subject to any delays caused by Tenant) fails to substantially complete same by the end of the Estimated Restoration Period, then Tenant shall have the sole right after the end of the Estimated Restoration Period (or such longer period if Tenant cause any delay) to notify Landlord of Tenant's intention to terminate this Lease. Upon receipt of any such termination notice, Landlord shall have a period of sixty (60) days (or, if Landlord's work is delayed during such sixty (60) day period by any act or omission of Tenant, such sixty (60) day period shall be extended for the period of such delay) to substantially complete the repair and restoration of the Premises. If Landlord substantially completes such repair and restoration during such sixty (60) day period (or longer period), then Tenant's right to terminate this Lease pursuant to this Section 17.3 shall immediately lapse and this Lease shall continue in full force and effect. If Landlord fails to substantially complete such repairs and restoration within such sixty (60) day period (or such longer period), then this Lease shall terminate as of such sixtieth (60th) day (or the last day of such longer period). Notwithstanding any of the foregoing to the contrary, Tenant shall not have the right to terminate this Lease pursuant to this Section 17.3 if the willful misconduct or gross negligence of Tenant, its agents or employees shall have caused the damage or destruction.

                                 ARTICLE XVIII
                                 -------------
                                 CONDEMNATION
                                 ------------

     18.1 If one-third or more of the Premises or occupancy thereof shall be taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose or sold under threat of such a taking or condemnation (collectively, "condemned"), then this Lease shall terminate on the date title vest in such authority and rent shall be apportioned as of such date. If less than one-third of the Premises or occupancy thereof is condemned, then this Lease shall continue in full force and effect as to the part of the Premises not condemned, except that as of the date title vests in such authority Tenant shall not be required to pay the Base Rent and additional rent with respect to the part of the Premises condemned. Notwithstanding anything herein to the contrary, if any portion of the Land or the Building is condemned, and the nature, location or extent of such condemnation is such that Landlord elects, in its sole and absolute discretion, to demolish the Building (in whole or in part), then Landlord may terminate this Lease by giving sixty (60) days prior written notice of such termination to Tenant at any time after such condemnation and this Lease shall terminate on the date specified in such notice and rent shall be adjusted to such date. Notwithstanding any of the foregoing to the contrary, if less than one-third of the Premises but more than fifteen percent (15%) of the Premises is condemned and not sufficient for Tenant to operate its business therein, then Tenant shall have the right terminate this Lease by written notice to Landlord within thirty (30) days after title vests in such condemning authority (unless, within such thirty (30) day period, Landlord makes reasonable alternative space in the Complex available to Tenant that makes it possible for Tenant to adequately operate its business).

     18.2 All awards, damages and other compensation paid by such authority on account of such condemnation shall belong to Landlord, and Tenant assigns to Landlord all rights to such awards, damages and compensation. Tenant shall not make any claim against Landlord or the authority for any portion of such award, damages or compensation attributable to damage to the Premises, value of the unexpired portion of the Lease Term, loss of profits or goodwill, leasehold improvements or severance damages. Nothing contained herein, however, shall prevent Tenant from pursuing a separate claim against the authority for the value of furnishings and trade fixtures installed in the Premises at Tenant's expense and for relocation expenses, provided that such claim is stated separately from any award to Landlord and provided further that such claim shall in no way diminish the award, damages or compensation otherwise payable to Landlord in connection with such condemnation.

                                  ARTICLE XIX
                                  -----------
                                    DEFAULT
                                    -------

     19.1 An Event of Default is any one or more of the following: (a) Tenant's failure to make when due any payment of the Base Rent, additional rent or other sum due hereunder, which failure continues for ten (10) days after written notice thereof from Landlord to Tenant; (b) Tenant's failure to perform or observe any other term, covenant or condition hereof, which failure continues for thirty (30) days after Landlord's delivery of written notice thereof to Tenant, or such shorter period as is appropriate if such failure can be cured in a shorter period, provided that, if such violation or failure is susceptible to cure but is not capable of being cured within such thirty (30) day period, there shall exist no Event of Default provided that Tenant promptly commences to cure such violation or failure and diligently pursues such cure to completion and actually completes such cure within ninety (90) days from the date of Landlord's notice; (c) an Event of Bankruptcy as specified in Article XX; or (d) Tenant's dissolution or liquidation.

     19.2 If there shall be an Event of Default, including an Event of Default prior to the Lease Commencement Date, then the provisions of this Section shall apply. Landlord shall have the right, at its sole option, to terminate this Lease. In addition, with or without terminating this Lease, Landlord may re-enter, terminate Tenant's right of possession and take possession of the Premises. The provisions of this Article shall operate as a notice to quit, any other notice to quit or of Landlord's intention to re-enter the Premises being expressly waived. If necessary, Landlord may proceed to recover possession of the Premises under applicable laws, by such other proceedings, including re-entry and possession, or by using such force (to the extent lawful) as may be necessary. If Landlord elects to terminate this Lease and/or elects to terminate Tenant's right of possession, then everything in this Lease to be done by Landlord shall cease, without prejudice, however, to Tenant's liability for all rent and other sums due hereunder. Landlord shall make reasonable efforts to market the Premises, but retains sole discretion regarding any decision to relet (or not relet) the Premises or any part thereof. Landlord may relet the Premises or any part thereof, alone or together with other premises, for such term(s) (which may extend beyond the date on which the Lease Term would have expired but for Tenant's default) and on such terms and conditions (which may include concessions or free rent and alterations of the Premises) as Landlord, in its sole discretion, any determine, but Landlord shall not be liable for, nor shall Tenant's obligations be diminished by reason of, Landlord's failure to relet the Premises or collect any rent due upon such reletting. If Landlord relets the Premises and collects rent in excess of the Base Rent and additional rent owed by Tenant hereunder, Landlord shall not be entitled to a credit therefor. Whether or not this Lease is terminated, Tenant nevertheless shall remain liable for the Base Rent, additional rent and damages which may be due or sustained, and all costs, fees and expenses (including without limitation attorneys' fees, brokerage fees and expenses incurred in placing the Premises in rentable condition with finishes substantially equivalent to the quality of finishes in the Premises as of the Lease Commencement Date) incurred by Landlord in pursuit of its remedies and in renting the Premises to others from time to time. Tenant shall be liable for all rent that would have applied to any period of occupancy of the Premises (whether or not any such period has elapsed) for which Tenant was hereunder granted occupancy without any obligation to pay such rent (if any). Tenant shall also be liable for additional damages which at Landlord's election shall be either; (a) an amount equal to the Base Rent and additional rent which would have become due during the remainder of the Lease Term, less the amount of rental, if any, which Landlord receives during such period from others to whom the Premises may be rented (other than any additional rent payable as a result of any failure of such other person to perform any of its obligations), in which case such damages shall be computed and payable in monthly installments, in advance, on the first day of each calender month following Tenant's default and continuing until the date on which the Lease Term would have expired but for Tenant's default (provided, however, that if at the time of any reletting of the Premises there exists other space in the Building or the Complex available for leasing that would be sufficient to meet the new tenant's needs, then the Premises shall be deemed the last space rented, even though the Premises shall be deemed the last space rented, even though the Premises may be relet prior to the date such other space is leased and provided further however, that separate suits may be brought to collect any such damages for any month(s), and such suits shall not in any manner prejudice Landlord's right to collect any such damages for any subsequent month(s), or Landlord may defer any such suit until after the expiration of the Lease Term, in which event such suit shall be deemed not to have accrued until the expiration of the Lease Term); or (b) an amount equal to the present value (as of the date of Tenant's default) of the Base Rent and additional rent which would have become due through the date on which the Lease Term would have become due through the date on which the Lease Term would have expired but for Tenant's default, which damages shall be payable to Landlord in a lump sum on demand. For purpose of this Section, present value shall be computed by discounting at a rate equal to one (1) whole percentage point above the discount rate then in effect at the Federal Reserve Bank nearest to the Building. Tenant waives any right of redemption, re-entry or restoration of the operation of this Lease under any present or future law, including any such right which Tenant would otherwise have if Tenant shall be dispossessed for any cause. As used in the preceding sentence, the words "redemption", "re-entry", "retention", and "dispossessed" shall not be deemed restricted to their technical or legal meanings. Whether or not this Lease and/or Tenant's right of possession is terminated, Landlord shall have the right to terminate by written notice any renewal or expansion right contained in this Lease and to grant or withhold any consent or approval pursuant to this Lease in its sole and absolute discretion. Notwithstanding the foregoing, Landlord shall not be entitled to collect from Tenant twice for any loss, cost or other expense covered by this
Section 19.2.

     19.3 Landlord's rights and remedies set forth in this Lease are cumulative and in addition to Landlord's other rights and remedies at law or in equity, including those available as a result of any anticipatory breach of this Lease. Landlord's exercise of any such right or remedy shall not prevent the concurrent or subsequent exercise of any other right or remedy. Landlord's delay or failure to exercise or enforce any of Landlord's rights or remedies or Tenant's obligations shall not constitute a waiver of any such rights, remedies or obligations. Landlord shall not be deemed to have waived any default unless such waiver expressly is set forth in an instrument signed by Landlord. Any such waiver shall not be construed as a waiver of any covenant or Condition except as to the specific circumstances described in such waiver. Neither Tenant's payment of an amount less than a sum due nor Tenant's endorsement or statement on any check or letter accompanying such payment shall be deemed an accord and satisfaction. Notwithstanding any request or designation by Tenant. Landlord may apply any payment received from Tenant to any payment then due. Landlord may accept the same without prejudice to Landlord's right to recover the balance of such sum or to pursue other remedies. Re-entry and acceptance of keys shall not be considered an acceptance of a surrender of this Lease.

     19.4 If more than one natural person and/or entity shall constitute Tenant or any Guarantor, then the liability of each such person or entity shall be joint and several. If Tenant or any Guarantor is a general partnership or other entity the partners or members of which are subject to personal liability, then the liability of each such partner or member shall be joint and several.

     19.5 If Tenant fails to make any payment to any third party or to do any act herein required to be made or done by Tenant within ten (10) days after notice thereof, then Landlord may, but shall not be required to, make such payment or do such act. Landlord's taking such action shall not be considered a cure of such failure by Tenant nor prevent Landlord from pursuing any remedy it is otherwise entitled to in connection with such failure. If Landlord elects to make such payment or do such act, then all expenses incurred, plus interest thereon at the Default Rate (as hereinafter defined) from the date incurred to the date of payment thereof by Tenant, shall constitute additional rent. The Default Rate shall equal the rate per annum which is the greater of twelve percent (12%) or five (5) whole percentage points above the prime rate published from time to time in the Money Rate section of the Wall Street Journal.

     19.6 If Tenant fails to make any payment of the Base Rent, additional rent or any other sum payable to Landlord on or before the date such payment is due and payable, then Tenant shall pay a late charge equal to the greater of (i) five percent (5%) of the amount of such payment or (ii) five hundred dollars ($500.00); provided, however, that on the first occasion of any such late payment during the Lease Term, such late fee shall not be assessed if Tenant makes such payment within five (5) days after receipt of notice from Landlord that such payment was not received timely. Such payment and such late fee shall bear interest at the Default Rate from the date such payment was due to the date of payment. If a monetary Event of Default occurs under this lease more than three times during the Lease Term, then, at Landlord's election, Tenant shall not have the right to cure such repeated default. In the event of Landlord's election not to allow a cure of a repeated default, Landlord shall have all the rights and remedies provided herein and by law. In addition, following each second consecutive monthly installment of rent that remains unpaid for longer than ten (10) days after Tenant's receipt of notice thereof, Landlord may, in addition to all other rights and remedies provided herein and by law, require that (i) beginning with the first monthly installment of rent next due, the rent shall no longer be paid in monthly installments but shall be payable in advance on a quarterly basis and/or (ii) beginning with the first monthly installment of rent next due, the rent shall no longer be paid in monthly installments but shall be payable in advance on a quarterly basis and/or (ii) Tenant increase the amount of the security deposited with Landlord by an amount equal to two (2) months' rent. If Tenant shall deliver to Landlord a check that is returned unpaid for any reason, such payment shall be deemed never to have been made and, additionally, Tenant shall pay Landlord One Hundred Dollars ($100.00) for Landlord's expense in connection therewith (plus any out-of-pocket expenses incurred in connection therewith) and said charge shall be payable to Landlord on the first day of the next succeeding month as additional rent.

     19.7 During any period Tenant is in default under this Lease but subject to the terms of any lien subordination executed by Landlord pursuant to the succeeding sentence, Tenant shall not sell, transfer or remove from the Premises any of Tenant's personal property, inventory, furniture, fixtures, equipment and assets. Landlord's agrees to execute a lien subordinated subordination for the benefit of Mercantile - Safe Deposit and Trust Company ("Mercantile") in the form of Exhibit J attached hereto for the purpose of Tenant obtaining a loan from such lender, and to execute a lien subordination for the purpose of Tenant obtaining a loan to any successor or substitute lender to Mercantile that becomes Tenant's principal lender, which lien subordination shall contain such reasonable terms and conditions as may be agreed upon by Landlord and such successor or replacement lender.

                                  ARTICLE XX
                                  ----------
                                  BANKRUPTCY
                                  ----------

     20.1 An Event of Bankruptcy is: (a) Tenant's, a Guarantor's or any general partner (a "General Partner") of Tenant's becoming insolvent, as that term is defined in Title 11 of the United States Code (the "Bankruptcy Code"), or under the insolvency laws of any state (the "Insolvency Laws"); (b) appointment of a receiver or custodian for any property of Tenant, a Guarantor or a General Partner, or the institution of a foreclosure or attachment action upon any property of Tenant, a Guarantor or a General Partner; (c) filing of a voluntary petition by Tenant, a Guarantor or a General Partner under the provisions of the Bankruptcy Code or Insolvency Laws; (d) filing of an involuntary petition against Tenant, a Guarantor or a General Partner as the subject debtor under the Bankruptcy Code or Insolvency Laws, which either (1) is not dismissed within sixty (60) days after filling, or (2) results in the issuance of an order for relief against the debtor; (e) Tenant's, a Gurantor's or a General Partner's making or consenting to an assignment for the benefit of creditors or a composition of creditors; (f) a material and adverse change in the financial condition or status of Tenant, a General Partner or a Guarantor; or (g) an admission by Tenant or a Guarantor of its inability to pay debts as they become due.

     20.2 Upon occurrence of an Event of Bankruptcy, Landlord shall have all rights and remedies available pursuant to Article XIX; provided, however, that while a case (the "Case") in which Tenant is the subject debtor under the Bankruptcy Code is pending, Landlord's right to terminate this Lease shall be subject, to the extent required by the Bankruptcy Code, to any rights of Tenant or its trustee in bankruptcy (collectively, "Trustee") to assume or assign this Lease pursuant to the Bankruptcy Code. Trustee shall not have the right to assume or assign this Lease unless Trustee promptly (a) cures all defaults under this Lease, (b) compensates Landlord for all damages incurred as a result of such defaults, (c) provides adequate assurance of future performance on the part of Tenant as debtor in possession or Tenant's assignee, and (d) complies with all other requirements of the Bankruptcy Code. If Trustee fails to assume or assign this Lease in accordance with the requirements of the Bankruptcy Code within sixty (60) days after the initiation of the Case, then Trustee shall be deemed to have rejected this Lease. Adequate assurance of future performance shall require that, at a minimum, all of the following minimum criteria be met:
(1) Tenant's gross income (as defined by generally accepted accounting principles) during the thirty (30) days preceding the filing of the Case must be greater than ten (10) times the next monthly installment of the Base Rent and additional rent; (2) Both the average and median of Tenant's monthly gross income (as defined by generally accepted accounting principles) during the seven
(7) months preceding the monthly installment of the Base Rent and additional rent;

(3) Trustee must pay its estimated pro rata share of the cost of all services performed or provided by Landlord (whether directly or through agents or contractors and whether or not previously included as part of the Base Rent) in advance of the performance or provision of such services; (4) Trustee must agree that Tenant's business shall be conducted in a first-class manner, and that no liquidating sale, auction or other non-first-class business operation shall be conducted in the Premises; (5) Trustee must agree that the use of the Premises as stated in this Lease shall remain unchanged and that no prohibited use shall be permitted; (6) Trustee must agree that the assumption or assignment of this Lease shall not violate or affect the rights of other tenants in the Building and the Complex; (7) Trustee must pay at the time the next monthly installment of the Base Rent is due, in addition to such installment, an equal to the monthly installments of the Base Rent and additional rent due for the next six
(6) months thereafter, such amount to be held as a security deposit; (8) Trustee must agree to pay, at any time Landlord draws on such security deposit, the amount necessary to restore such security deposit to its original amount; and
(9) All assurances of future performance specified in the Bankruptcy Code must be provided.

                                  ARTICLE XXI
                                  -----------
                                 SUBORDINATION
                                 -------------

     21.1 This Lease is subject and subordinate to the lien, provisions, operation and effect of the first mortgage, deed of trust, or other security instrument which may now or hereafter encumber the Building or the Land (the "Mortgage"), to all funds and indebtedness intended to be secured thereby, and to all renewals, extensions, modifications, recastings or refinancings thereof; provided, however, that Tenant shall only be obligated to subordinate its interest in this Lease to a future Mortgage holder if such mortage holder provides Tenant a non-disturbance agreement (or similar document) recognizing Tenant's rights under this Lease and agreeing that, as long as no Event of Default has occurred hereunder, Tenant's occupancy of the Premises shall not be disturbed. The holder of the Mortgage to which this Lease is subordinate shall have the right at any time to declare this Lease to be superior to the lien, provisions, operation and effect of such Mortgage and Tenant shall execute, acknowledge and deliver all confirming documents required by such holder. After execution of the Lease, Landlord shall obtain a subordination agreement (or non-disturbance agreement) from landlord's current Lender on such Lender's standard form agreement, which agreement has in the past been in the form attached hereto as Exhibit G. If Landlord has not delivered to Tenant a copy of such agreement executed by Landlord's current lender within sixty (60) days after the date of full execution of this Lease, then Tenant may elect to terminate this Lease by providing written notice thereof within five (5) business days after such sixtieth (60th) day. If Tenant timely provides such notice, then Landlord shall have a period of thirty (30) days after receipt of such notice to deliver to Tenant a copy of such agreement executed by Landlord's current lender. If Lender fails to do so within such thirty (30) day period, then this Lease shall be deemed terminated and the parties shall have no further liability to each other; provided, however, that Tenant shall have the right to continue to occupy the Premises for to one (1) year after the date of such termination as long as Tenant notifies Landlord in writing of such intention on or before such termination date and continues to satisfy all of its rental and other obligations hereunder. Tenant shall have the right to vacate the Premises (and cease paying rent) as of the last day of any calendar month during such one (1) year period by providing written notice to Landlord thereof at least one hundred fifty (150) days prior to the date Tenant intends to vacate the

Premises. In all events Tenant shall be obligated to vacate the Premises on the first (1st) anniversary of the termination date described above. If Tenant fails to deliver such termination notice timely, the Tenant's right to terminate this Lease pursuant to this Section shall lapse and be of no further force or effect.

     21.2 In confirmation of the foregoing subordination, Tenant shall at Landlord's request promptly execute any requisite or appropriate document. Tenant waives the provisions of any statute or rule of law now or hereafter in effect which may give or purport to give Tenant any right to terminate or otherwise adversely affect this Lease or Tenant's obligations in the event any such foreclosure proceeding is prosecuted or completed in the event the Land, the Building or Landlord's interest therein is sold at a foreclosure sale or by deed in lieu of foreclosure. If this Lease is not extinguished upon such sale or by the purchaser following such sale, then, at the request of such purchaser, Tenant shall attorn to such purchaser and shall recognize such purchaser as the landlord under this Lease. Upon such attornment such purchaser shall not be (a) bound by any payment of the Base Rent or additional rent more than one (1) month in advance (except as same may be paid pursuant to Section 19.6), (b) bound by any amendment of this Lease made without the consent of the holder of each Mortgage existing as of the date of such amendment, (c) liable for damages for any breach, act or omission of any prior landlord, or (d) subject to any offsets or defenses which Tenant might have against any prior landlord. Within five (5) days after receipt, Tenant shall execute, acknowledge and deliver any requisite or appropriate document submitted to Tenant confirming such attornment.

     21.3 If any lender providing financing secured by the Building requires as a condition of such financing that modifications to this Lease be obtained, and provided that such modifications (a) are reasonable, (b) to do not adversely affect in a material manner Tenant's use of the Premises as herein permitted or Tenant's rights under this Lease, and (c) do not increase the rent and other sums to be paid by Tenant or any of Tenant's other obligations under this Lease, then Landlord may submit to Tenant an amendment to this Lease incorporation such modifications. Tenant shall execute, acknowledge and deliver such amendment to this Lease incorporating such modifications. Tenant shall execute, acknowledge and deliver such amendment to Landlord within five (5) days after receipt.

                                 ARTICLE XXII
                                 ------------
                             COVENANTS OF LANDLORD
                             ---------------------

     22.1 Landlord covenants that if Tenant shall perform timely all of its obligations, then, subject to the provisions of this Lease, Tenant shall during the Lease Term peaceably and quietly occupy and enjoy possession of the Premises without hindrance by Landlord or anyone claiming through Landlord.

     22.2 Landlord reserves the right to: (a) change the street address and name of the Building or the Complex, provided that in the event Landlord changes the Street address, Landlord shall reimburse Tenant for the reasonable out-of-pocket expenses incurred in replacing Tenant's current stock of stationery: (b) change the arrangement and location of entrances, passage-ways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the Building and the Complex, and, in connection with such work, to temporarily close door entry ways, common or public spaces and corridors of the Building or the Complex so long as the Premises remain reasonably accessible; (c) erect, use and maintain pipes and conduits in and through the Premises; (d) grant to anyone the exclusive right to conduct any particular business in the Building or the Complex not inconsistent with the permitted use of the Premises; (e) use or lease exclusively the roof areas, the sidewalks and other exterior areas; (f) resubdivide the Land or to combine the Land with other lands; (g) construct improvements (including kiosks) on the Land and in the public and common areas of the Building; (h) relocate or change roads, driveways and parking areas and to alter the means of access to all or any portion of the Building or Complex;
(i) install and display signs, advertisements and notices on any part of the exterior or interior of the Building; (j) install such security systems and devices as Landlord deems appropriate; (k) create easements over the Premises and in the entrances, aisles and stairways of any parking areas for utilities, telephone lines, sanitary sewer, storm sewer, water lines, pipes, conduits, drainage ditches, sidewalks, pathways, emergency vehicles, and ingress and egress for the use and benefit of others, without Tenant joining in the execution thereof and the Lease shall automatically be subject and subordinate thereto; and (l) alter the site plan, landscaping, walkways and common areas outside the Building within the context of general site improvements, repairs and maintenance. Unless required by law, Landlord shall not conduct any of the foregoing to the extent same would materially adversely affect Tenant's access to the Premises or materially adversely affect Tenant's ability to operate its business in the Premises for general office purposes. Exercise of any such right shall not be considered a constructive eviction or a disturbance of Tenant's business or occupancy.

                                 ARTICLE XXIII
                                 -------------
                              GENERAL PROVISIONS
                              ------------------

     23.1 Tenant acknowledges that neither Landlord nor any broker, agent or employee of Landlord has made any representation or promise with respect to the Premises or the Building or the Land except as expressly set forth herein, and no right is being acquired by Tenant except as expressly set forth herein. This Lease contains the entire agreement of the parties and supersedes all prior agreements, negotiations, letters of intent, proposals, representations, warranties and discussions between the parties. This Lease may be changed in any manner only by an instrument signed by both parties.

     23.2 Nothing contained in this Lease shall be construed as creating any relationship between Landlord and Tenant other than that of landlord and tenant.

     23.3 Landlord and Tenant each warrants that in connection with this Lease it has not employed or dealt with any broker, agent or finder other than the Broker(s). Tenant shall indemnify and hold Landlord harmless from and against any claim for brokerage or other commissions asserted by any other broker, agent or finder employed by Tenant or with whom Tenant has dealt.

     23.4 From time to time upon ten (10) days' prior written notice, Tenant and each other subtenant, assignee or occupant of Tenant shall execute, acknowledge and deliver to Landlord and any designee of Landlord a written statement certifying: (a) that this Lease is unmodified and in full force and effect (or that this Lease is in full force and effect as modified and stating the modifications); (b) the dates to which rent and any other charges have been paid; (c) that, to the best of Tenant's knowledge, Landlord is not in default in the performance of any obligation (or specifying the nature of any default); (d) the address to which notices are to be sent; (e) to the extent true, that this Lease is subject and subordinate to all Mortgages; (f) that Tenant has accepted the Premises and all work thereto has been completed (or specifying the incomplete work); and (g) to the extent true, such other matters as Landlord may reasonably request. Any such statement may be relied upon by any owner of the Building or the Land, any prospective purchaser of the

Building or the Land, any holder or prospective holder of a Mortgage or any other person or entity. Tenant acknowledges that time is of the essence to the delivery of such statements and Tenant's failure to deliver timely such statements may cause substantial damages resulting from, for example, delays in obtaining financing secured by the Building.

     23.5 LANDLORD, TENANT, GUARANTORS AND GENERAL PARTNERS WAIVE TRAIL BY JURY IN ANY ACTION, CLAIM OR COUNTERCLAIM BROUGHT IN CONNECTION WITH ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE RELATED TO POSSESSION OF THE PREMISES. Tenant consents to service of process and any pleading relating to any such action at the Premises; provided, however, that nothing herein shall be construed as requiring such service at the Premises. Landlord, Tenant, all Guarantors and all General Partners waive any objection to the venue of any action filed in any court situated in the jurisdiction in which the Building is located and waive any right under the doctrine of forum non conveniens or otherwise to transfer any such action filed in any such court to any other court.

     23.6 All notices or other required communications shall be in writing and shall be deemed duly given only when delivered in person (with receipt therefor), or three (3) days after sent by certified or registered mail, return receipt requested, postage prepaid, to the following addresses: (a) if to Landlord, at the Landlord Address for Notices, with a copy to Shaw, Pittman, Potts & Trowbridge, 2300 N Street, N.W., Washington, D.C. 20037, Attention:
Mitchell S. Nusbaum, Esquire; or Nusbaum, Esquire; or (b) if to Tenant, at the Tenant Address for Notices, with a copy to Steven W. Jacobson, Esq., West & Feinberg, P.C., 4550 Montgomery Avenue, #775N, Bethesda, Maryland 20814 and with a copy to Mercantile Safe Deposit and Trust Company, 2 Hopkins Plaza, 5th Floor, Baltimore, Maryland 21201, Attn: Asset Based Lending Division, for so long as said company is a lender of Tenant. Either party may change its address for the giving of notices by notice given in accordance with this Section. If Landlord or the holder of any Mortgage notifies Tenant that a copy of each notice to Landlord shall be sent to such holder at a specified address, then Tenant shall send (in the manner specified in this Section and at the same time such notice is sent to Landlord) a copy of each such notice to such holder, and no such notice shall be considered duly sent unless such copy is so sent to such holder. If Tenant claims that Landlord has breached any obligation, then Tenant shall send such holder notice specifying the breach and permit such holder a reasonable opportunity to cure the breach.

     23.7 Each provision of this Lease shall be valid and enforceable to the fullest extent permitted by law. If any provision or its application to any person or circumstance shall to any extent be invalid or unenforceable, then such provision shall be deemed to be replaced by the valid and enforceable provision most substantively similar thereto, and the remainder of this Lease and the application of such provision to other persons or circumstances shall not be affected.

     23.8 Feminine, masculine or neuter pronouns shall be substituted for those of another form, and the plural or singular shall be substituted for the other number, in any place in which the context may require.

     23.9 The provisions of this Lease shall be binding upon and inure to the benefit of the parties and their respective representatives, successors and assigns, subject to the provisions herein restricting assignment or subletting.

     23.10 Upon reasonable prior notice (except in cases of emergency), Landlord and its designees may enter the Premises at any time (but, except in cases of emergency, Landlord shall enter during normal business hours), without charge therefor and without diminution of the rent payable by Tenant, to inspect and exhibit the Premises and make such alterations and repairs as Landlord may deem necessary.

     23.11 This Lease shall be governed by the laws of the jurisdiction in which the Building is located.

     23.12 Headings are used for convenience and shall not be considered when construing this Lease.

     23.13 The submission of a copy of this document to Tenant shall not constitute an offer or option to lease. This Lease shall become effective and binding only upon execution and delivery by both Landlord and Tenant.

     23.14 Time is of the essence with respect to each obligation of Tenant and Landlord.

     23.15 This Lease may be executed in multiple counterparts, each of which is deemed an original and all of which constitute one and the same document.

     23.16  Neither this Lease nor a memorandum thereof shall be recorded.

     23.17 Landlord reserves the right to make reasonable changes to the plans and specifications for the Building without Tenant's consent, provided such changes do not alter the character of the Building as a first-class office building and do not materially adversely affect Tenant's access to the Premises.

     23.18 Except as otherwise provided in this Lease, any additional rent or other sum owed by Tenant to Landlord, and any cost, expense, damage or liability incurred by Landlord for which Tenant is liable, shall be considered additional rent payable pursuant to this Lease and paid by Tenant no later than ten (10) days after the date Landlord notifies Tenant of the amount thereof.

     23.19 Landlord's and Tenant's liabilities existing as of the expiration or earlier termination of the Lease Term shall survive such expiration or earlier termination.

     23.20 If Landlord is in any way delayed or prevented from performing any obligation due to fire, act of God, governmental act or failure to act, labor dispute, inability to procure materials or any cause beyond Landlord's reasonable control (whether similar or dissimilar to the foregoing events), then the time for performance of such obligation shall be excused for the period of such delay or prevention and extended for the time necessary to compensate for the period of such delay or prevention.

     23.21 The deletion of any printed, typed or other portion of this Lease shall not evidence an intention to contradict such deleted portion. Such deleted portion shall be deemed not to have been inserted in this Lease.

     23.22 Landlord has procured financing, but Landlord is required to obtain the approval of this Lease by Landlord's lender. Landlord shall submit this Lease after execution by the parties for such approval, and in the event such lender disapproves this Lease, then Landlord shall have the right to cancel this Lease by giving written notice to Tenant, in which event the parties to this Lease shall automatically be released from any and all liability in connection with this Lease to the full extent as though it had neither been negotiated nor executed, except for Base Rent and additional rent and other obligations of Tenant through the effective date of such cancellation. If Landlord has not notified Tenant within six (6) business days after receiving an executed lease satisfactory to Landlord (together with the Security Deposit and first month's rent) that Landlord's lender has approved this Lease or that Landlord's lender has approved this Lease subject to modifications that Tenant is required to make pursuant to
Section 21.3 hereof, then Tenant shall have the right to provide notice in writing to Landlord at any time thereafter (but prior to Tenant's receipt of notice from Landlord that Landlord has received any such approval) of Tenant's intention to terminate this Lease. Landlord shall have two (2) business days from receipt of such notice to notify Tenant that this Lease has been approved by Lender (or approved subject to modifications Tenant is required to make pursuant to Section 21.3). If Landlord fails to provide such notice within such two (2) business day period, then this Lease shall automatically terminate as of the end of such second (2nd) business day and the parties shall have no further obligations to each other pursuant hereto.

     23.23 The person executing this Lease on Tenant's and Landlord's behalf warrants that such person is duly authorized to so act.

     23.24 If any Base Rent or additional rent is collected by or through an attorney or if Landlord requires the services of an attorney to cause Tenant to cure any default, to evict Tenant or to pursue any other remedies to which Landlord is entitled hereunder, Tenant shall pay the reasonable fees of such attorney (including in-house attorneys) together with all reasonable costs and expenses incurred by Landlord in connection with such matters, whether or not any legal proceedings have been commenced. Notwithstanding the foregoing sentence, in the event of under this Lease, the prevailing party shall be entitled to recover all costs and expenses incurred in connection with such proceeding, including reasonable legal fees.

     23.25 Tenant represents that the financial statements dated December 31, 1991 and December 31, 1992 and previously delivered to Landlord is are a true, complete and accurate presentation as of the date such statements of all of the assets, liabilities and net worth of Tenant. Tenant further represents that the combined net worth and retained earnings of St. Anthony Publishing, Inc. and St. Anthony Consulting Group, Inc. immediately after the division of the companies on January 1, 1994 was no less than the net worth and retained earnings of St. Anthony Publishing, Inc. immediately before the division of the companies on December 31, 1993 based on the financial statements Tenant Submitted to Landlord on March 8, 1994 for the period ending December 31, 1993. Tenant acknowledges that as a material inducement for entering into this Lease, Landlord is relying on the accuracy of this information.

     23.26 Landlord, at Landlord's expense, shall provide a limited renovation to the lobby of the Building, which renovation shall include a new drywall ceiling and new light fixtures. Landlord shall complete such renovation by the Lease Commencement Date.

                                 ARTICLE XXIV
                                 ------------
                                    PARKING
                                    -------

     24.1 During the Lease Term, Tenant shall have the right to use (on a non-exclusive first-come, first-served basis) the Parking Permits (as defined in
Section 1.14 hereinabove) for the parking of passenger automobiles in the parking areas designated from time to time by Landlord for the use of tenants of the Building; provided, however, that fifteen (15) of the Parking Permits shall be for reserved parking spaces, which reserved spaces shall be across from the Building's entrance in the locations shown on Exhibit I attached hereto. The parking facility will remain open Monday through Friday (excluding legal holidays) during the normal hours of operation of the Building.

     24.2 Landlord reserves the right to establish rates and fees for the use of such parking areas and to establish and modify or amend rules and regulations governing the use of such parking areas; provided that the Parking Permits shall be free of charge during the initial six (6) year Lease Term. Landlord shall have the right to revoke a user's parking privileges in the event such user fails to abide by the rules and regulations governing the use of such parking areas. Tenant shall be prohibited from using such parking areas for purposes other than for parking registered vehicles. The storage or repair of vehicles in such parking areas shall be prohibited.

     24.3 Tenant shall not assign or sublet any parking rights granted to Tenant herein. Any attempted assignment or sublease shall be null and void.

     24.4 Landlord reserves the right to institute a valet parking system or a magnetic card access system or any other parking or permit system it deems appropriate.

     24.5 Landlord shall be liable for any damage or loss to any automobile (or property therein) parked in, on or about such parking areas, or for any injury sustained by any person in, on or about such areas. If Landlord, in its sole and absolute discretion, deems it necessary to repair or maintain such parking areas, Landlord shall have the right to substitute use of other parking areas.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the date first above written.

WITNESS:                           LANDLORD:

                                   RESTON INVESTMENT PROPERTIES
                                   ASSOCIATES LIMITED PARTNERSHIP,
                                   a Virginia limited partnership

                                   By:  THE FAMILY TRUST UNDER THE
                                        LAST WILL AND TESTAMENT OF
                                        MARK WINKLER, DECEASED

                                        By: /s/ Randal B. Kell
                                            ---------------------------
                                            Randal B. Kell, Trust
                                            Manager

WITNESS:                           TENANT:

                                   ST. ANTHONY PUBLISHING, INC.,
                                   a Delaware corporation


[SIGNATURE NOT LEGIBLE]            By: [SIGNATURE NOT LEGIBLE]
- -------------------------             ---------------------------------
                                   Name: Peter L. Bower
                                        -------------------------------
                                   Title: Chief Financial Officer
                                          -----------------------------
                                   Date:  March 18, 1994
                                          -----------------------------

                                   ST. ANTHONY CONSULTING GROUP INC.,
                                   a Delaware Corporation

[SIGNATURE NOT LEGIBLE]            By: [SIGNATURE NOT LEGIBLE]
- -------------------------             ---------------------------------
                                   Name: Peter L. Bower
                                        -------------------------------
                                   Title: Chief Financial Officer
                                          -----------------------------
                                   Date:    3-18-1994
                                          -----------------------------


Recommended for Landlord's consideration:

THE MARK WINKLER COMPANY

By: /s/ Michael D. Lynch
    ----------------------------
    Michael D. Lynch, President